Exhibit 4.3

CENTRAL PACIFIC BANK

401(k) RETIREMENT SAVINGS PLAN (003)

CADES SCHUTTE LLP

ARTICLE 1	DEFINITIONS	1-1
1.1	“BENEFICIARY”	1-1
1.2	“BENEFIT STARTING DATE”	1-1
1.3	“CODE”	1-1
1.4	“COMPANY”	1-1
1.5	“COMPENSATION”	1-1
1.6	“CPB ESOP PLAN”	1-1
1.7	“EARNED INCOME”	1-1
1.8	“ELIGIBLE PARTICIPANT”	1-2
1.9	“EMPLOYEE”	1-2
1.10	“ERISA”	1-2
1.11	“ESOP COMPANY CONTRIBUTION”	1-2
1.12	“FUND”	1-2
1.13	“HIGHLY COMPENSATED EMPLOYEE”	1-2
1.14	“HOUR OF SERVICE”	1-3
1.15	“NORMAL RETIREMENT DATE”	1-4
1.16	“ONE-YEAR BREAK IN SERVICE”	1-4
1.17	“OWNER-EMPLOYEE”	1-4
1.18	“PARTICIPANT”	1-4
1.19	“PERMANENT DISABILITY”	1-4
1.20	“PLAN YEAR”	1-4
1.21	“RELATED COMPANY”	1-5
1.22	“SELF-EMPLOYED INDIVIDUAL”	1-5
1.23	“STATUTORY COMPENSATION”	1-5
1.24	“STOCK” or “COMPANY STOCK”	1-7
1.25	“TRUSTEE”	1-7
1.26	“YEAR OF SERVICE”	1-7

ARTICLE 2	PARTICIPATION IN THE PLAN	2-1
2.1	Participants	2-1
2.2	Eligible Participants	2-2
2.3	Omission Of Eligible Participant	2-3
2.4	Inclusion Of Ineligible Person	2-3

ARTICLE 3	PERMITTED CONTRIBUTIONS	3-1
3.1	Elective Deferrals	3-1
3.2	Company Contributions	3-2
3.3	Limitations	3-3
3.4	Payment of Company Contributions	3-3
3.5	Discrimination Tests	3-4
3.6	Excess Deferrals	3-6
3.7	Overcontributions	3-7
3.8	Distribution of Earnings	3-7
3.9	Company’s Contribution Conditional	3-8
3.10	Payment of Expenses	3-8

3.11	Special Definitions for Cash-Or-Deferred Arrangements	3-8
3.12	Exclusive Benefit	3-9
3.13	Credit for Military Service	3-9
3.14	HEART Act Provisions	3-9

ARTICLE 4	PROHIBITED CONTRIBUTIONS	4-1

ARTICLE 5	PLAN ADMINISTRATION	5-1
5.1	Plan Fiduciaries	5-1
5.2	The Managing Body	5-1
5.3	The Trustee	5-1
5.4	The Administrative Committee	5-1
5.5	The Administrator	5-2
5.6	The Investment Manager	5-2
5.7	Fiduciary Duties	5-3
5.8	Fiduciary Liability	5-3
5.9	Bonding, Insurance and Indemnification	5-3
5.10	Claims	5-3

ARTICLE 6	FUND INVESTMENT	6-1
6.1	Permissible Investments	6-1
6.2	Investment of Accounts	6-1
6.3	Holding Company Stock	6-2
6.4	Borrowing	6-3
6.5	Diversification (Including of Publicly-Traded Employer Securities)	6-4
6.6	Loans	6-6

ARTICLE 7	EMPLOYEE CREDIT IN THE FUND	7-1
7.1	Allocation of Contributions	7-1
7.2	Allocation of Gains and Losses	7-2
7.3	Limitation on Allocations	7-2
7.4	Valuation	7-3
7.5	Construction of Employee Credits	7-3

ARTICLE 8	DISTRIBUTION OF BENEFITS UPON TERMINATION OF SERVICE	8-1
8.1	Events Requiring Distribution of Benefits	8-1
8.2	Vesting	8-1
8.3	Valuation of Benefits	8-3
8.4	Method of Distribution	8-3
8.5	Annuity Requirement	8-4
8.6	Timing of Distribution	8-6
8.7	Rollover of Distribution	8-10
8.8	In-Service Distribution of Cash Dividends	8-12
8.9	Compliance With Securities Laws	8-12

ARTICLE 9	DISTRIBUTION OF BENEFITS PRIOR TO TERMINATION OF SERVICE	9-1
9.1	Elective Deferrals	9-1
9.2	Other Vested Interest	9-1
9.3	Governing Rules	9-2

ARTICLE 10	OPTIONS WITH REGARD TO DISTRIBUTED STOCK	10-1
10.1	Option to Sell Distributed Stock	10-1
10.2	Option to Purchase Distributed Stock	10-1
10.3	Option Price and Terms	10-1
10.4	Options Not Terminable	10-1
10.5	Options Not Applicable To Publicly-Traded Stock	10-2
10.6	Certain Arrangements Barred	10-2

ARTICLE 11	DESIGNATION OF BENEFICIARY	11-1
11.1	Written Designation of Beneficiary	11-1
11.2	Payments When No Proper Beneficiary Designation	11-1

ARTICLE 12	AMENDMENT OF PLAN	12-1

ARTICLE 13	TERMINATION OF PLAN	13-1
13.1	Company’s Right to Terminate Plan or Discontinue Contributions	13-1
13.2	Rights of Employees on Termination	13-1
13.3	Merger, Consolidation or Transfer of Assets	13-1

ARTICLE 14	INVESTMENT IN LIFE INSURANCE CONTRACTS	14-1

ARTICLE 15	TRANSFER FROM QUALIFIED PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS	15-1

ARTICLE 16	TOP-HEAVY PLAN RULES	16-1
16.1	Definitions	16-1
16.2	Determination of Top-Heaviness	16-2
16.3	Effect of Top-Heaviness	16-3

ARTICLE 17	ALIENATION OF INTEREST	17-1
17.1	Spendthrift Clause	17-1
17.2	Qualified Domestic Relations Orders	17-1

ARTICLE 18	MISCELLANEOUS PROVISIONS	18-1
18.1	Plan Does Not Alter Company-Employee Relationship	18-1
18.2	All Payments From Fund	18-1
18.3	Lost Participants	18-1
18.4	Construction	18-1
18.5	Headings for Convenience Only	18-1

18.6	Use of Terms	18-1

APPENDIX A	PROTECTED BENEFITS FOR CB BANCSHARES, INC. EMPLOYEE STOCK OWNERSHIP PLAN	A-1

APPENDIX B	PROTECTED BENEFITS FOR HAWAII HOMELOANS, INC. 401(K) RETIREMENT SAVINGS PLAN	B-1

PREAMBLE

The CENTRAL PACIFIC BANK 401(k) RETIREMENT SAVINGS PLAN (003) (hereinafter called “Plan”), originally effective November 1, 1985, is amended in full as shown below, to bring the Plan into conformity with the Internal Revenue Code as amended through the Pension Protection Act of 2006, Pub. L. 109-280; the U.S. Troop Readiness, Veterans’ Care, Katrina Recovery, and Iraq Accountability Appropriations Act of 2007, Pub. L. 110-28; the Heroes Earnings Assistance and Relief Tax Act of 2008, Pub. L. 110-245; the Worker, Retiree, and Employer Recovery Act of 2008, Pub. L. 110-458; the Small Business Jobs Act of 2010, Pub. L. 111-240; and the Preservation of Access to Care for Medicare Beneficiaries and Pension Relief Act of 2010, Pub. L. No. 111-192.  Those amendments which are required by the foregoing statutes are effective January 1, 2007 (or as otherwise stated in the provisions themselves); and all other amendments are effective January 1, 2012.

Effective as of July 1, 2003, the Central Pacific Bank Employee Stock Ownership Plan (the “ESOP”) was merged into and became part of this Plan.  The provisions of this Plan shall apply to and govern the accounts transferred from the ESOP.

Effective as of December 31, 2004, the CB Bancshares, Inc. Profit Sharing Retirement Savings Plan (the “CBBI Plan”) was merged into and become part of this Plan.  The provisions of this Plan shall apply to and govern the accounts transferred from the CBBI Plan.

Effective as of December 31, 2006, the CB Bancshares, Inc. Employee Stock Ownership Plan (the “CBBI ESOP”) was merged into and became part of this Plan.  The provisions of this Plan shall apply to and govern the accounts transferred from the CBBI ESOP.

Effective as of July 26, 2007, the Hawaii HomeLoans, Inc 401(k) Retirement Savings Plan (the “HHL Plan”) was merged into and became part of this Plan.  The provisions of this Plan shall apply to and govern the accounts transferred from the HHL Plan.

Central Pacific Financial Corp. and Central Pacific Bank are taxed under Subchapter C of the Internal Revenue Code.

ARTICLE 1

DEFINITIONS

As used in this Plan, the following terms shall have the meanings hereinafter set forth:

1.1                               “BENEFICIARY” shall mean any person entitled to receive benefits hereunder payable on or after the death of a Participant. Whenever the rights of a Participant are stated or limited herein, his Beneficiaries shall be bound by such statement or limitation.

1.2                               “BENEFIT STARTING DATE” shall mean the first day of the first period for which an amount is payable as an annuity or, if the benefit is not payable in the form of an annuity, the first day on which all events have occurred which entitle a Participant or Beneficiary to such benefit.

1.3                               “CODE” shall mean the United States Internal Revenue Code, as amended from time to time, and the rules and regulations promulgated thereunder.

1.4                               “COMPANY” shall mean Central Pacific Financial Corp., Central Pacific Bank, and any other Related Company that adopts the Plan as a participating employer with the consent of Central Pacific Financial Corp. and is added to Appendix C; provided, however, that only Central Pacific Financial Corp. or its delegee shall have the authority to administer, amend or terminate the Plan as a whole, although any participating Company may terminate its own participation hereunder.

1.5                               “COMPENSATION” shall have the same meaning as Statutory Compensation defined in Section 1.23, except:

(a)                                 Deferred compensation (i.e., wages deferred from prior pay periods under a nonqualified plan or arrangement and paid after termination) and severance pay shall be excluded.

(b)                                 Workers’ compensation payments shall be excluded.

(c)                                  Imputed income from employee fringe benefits shall be excluded.

(d)                                 Amounts received by the Employee when he was not a Participant shall be excluded.

1.6                               “CPB ESOP PLAN” shall mean the Central Pacific Bank Employee Stock Ownership Plan (004) which was merged into the Plan effective July 1, 2003.

1.7                               “EARNED INCOME” shall mean net earnings from self-employment in a trade or business with respect to which the Plan has been established, for which personal services of the individual are a material income producing factor.  Net earnings will be determined without respect to items not included in gross income and the deductions allocable to such items.  Net earnings are reduced by contributions to this Plan and to other qualified retirement plans to the

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extent deductible under Section 404 of the Code.  Effective for taxable years beginning after December 31, 1989, Earned Income shall take into account deductions allowed to the taxpayer under Section 164(f) of the Code.  For purposes of applying the limitations of Code Section 415, in the case of an Employee who is an Employee within the meaning of Code Section 401(c)(1) and the regulations thereunder, such Employee’s Earned Income shall include amounts deferred at the election of the Employee that would be includible in gross income but for the rules of Code Sections 402(e)(3), 402(h)(1)(B), 402(k), or 457(b).

1.8                               “ELIGIBLE PARTICIPANT” shall mean a Participant who is eligible to make or share in Plan contributions for a Plan Year.

1.9                               “EMPLOYEE” shall mean an employee of the Company (other than an individual not treated on the payroll records of the Company as an employee but subsequently determined to be an employee of the Company by a court of law or other government entity) or, for purposes other than determining eligibility to participate in the Plan under Article 2, any Related Company required to be aggregated with the Company pursuant to Sections 414(b), (c), (m), or (o) of the Code.  If retirement benefits have been the subject of good faith bargaining between employee representatives and the Company, no person included in a unit of employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between such representatives and the Company shall be deemed an Employee for the purposes of this Plan unless the collective bargaining agreement specifies otherwise.  If any Self-Employed Individual adopts this Plan as a participating Company or if any Owner-Employee receives Earned Income from the Company, he shall be treated as an Employee hereunder, but contributions on his behalf may only be made with respect to his Earned Income.  “Leased employees” (defined as persons who are not treated as employees by the Company for federal tax-reporting purposes but who, pursuant to an agreement between the Company or a Related Company and any other person, have performed services for the Company on a substantially full-time basis for a period of at least one year under the primary direction and control of the Company or a Related Company) shall not be considered Employees hereunder, unless such leased employees are required to be treated as Employees under Sections 414(n) and (o) of the Code.  If an individual works for the Company in a job classification not covered under this Section and subsequently enters covered employment, he shall be given credit for his periods of non-covered service.

1.10                        “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

1.11                        “ESOP COMPANY CONTRIBUTIONS” shall mean any contributions made pursuant to the CPB ESOP Plan prior to the merger of the CPB ESOP Plan into the Plan.  ESOP Company Contributions shall also mean any contributions made pursuant to Section 3.2(c) of the Plan.

1.12                        “FUND” shall mean all monies, securities and assets held by the Trustee for the benefit of the Participants and their Beneficiaries.

1.13                        “HIGHLY COMPENSATED EMPLOYEE” shall mean any employee who (i) was a 5-percent owner at any time during the current Plan Year or the prior Plan Year, or

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(ii) for the prior Plan Year had Statutory Compensation in excess of $80,000.  In making this determination, the following rules shall apply:

(a)                                 The term “prior Plan Year” shall mean the full 12-month period preceding the current Plan Year.

(b)                                 The $80,000 number is adjusted at the same time and in the same manner as under Code Section 415(d), except that the base period is the calendar quarter ending September 30, 1996.

(c)                                  The determination of whether a former employee is a Highly Compensated Employee shall be based on the rules applicable for determining Highly Compensated Employee status for the current Plan Year in accordance with Section 1.414(q)-1T, A-4 of the temporary Treasury Regulations and Notice 97-45.

(d)                                 In determining whether an employee is a Highly Compensated Employee for Plan Years beginning in 1997, the amendments to Code Section 414(q) stated above are treated as having been in effect for Plan Years beginning in 1996.

(e)                                  The employees of all Related Companies and all leased employees (unless excluded from the Plan) shall be taken into account.

(f)                                   If an employee who separated from service prior to the current Plan Year was a Highly Compensated Employee during the Plan Year in which he separated or in any other Plan Year beginning after he attained age 55, he shall be deemed a Highly Compensated Employee for the current Plan Year.

1.14                        “HOUR OF SERVICE” shall mean (i) each hour for which an Employee is directly or indirectly paid, or entitled to payment, by the Company or a Related Company for the performance of duties; (ii) each hour for which an Employee is directly or indirectly paid or entitled to payment by the Company or a Related Company for reasons (such as vacation, sickness or disability) other than for the performance of duties; and (iii) each hour (other than an hour already credited under (i) or (ii) above) for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by the Company or a Related Company.  No more than 501 Hours Of Service shall be credited under (ii) above for any single continuous period of paid absence.  No Hours Of Service shall be credited under (ii) above if the Employee is directly or indirectly paid or entitled to payment under a plan maintained solely for the purpose of complying with applicable workmen’s compensation, unemployment compensation, or disability insurance laws. An Employee shall be credited with Hours Of Service for layoffs or other leaves of absence without pay only if expressly so provided by the Company on a nondiscriminatory basis.  Sections 2530.200b-2(b) and (c) of the Department of Labor Regulations, governing the number of Hours Of Service earned for periods during which no duties are performed and the crediting of Hours Of Service to particular Plan Years, are incorporated herein by reference.  For the purposes of determining eligibility to participate and vesting, Hours Of Service shall also be credited for periods of absence due to the Employee’s pregnancy, the birth of the Employee’s child, the placement of a child with the Employee in connection with the adoption of such child by the Employee, or the Employee’s desire to care for

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the child immediately following such birth or placement; provided, however, that such Hours Of Service shall be limited to 501 Hours and shall be credited to the limitation period in which the absence begins if the Employee would otherwise incur a One-Year Break In Service in that period or in the first limitation period thereafter in which such credit is needed to prevent the occurrence of a One-Year Break In Service.  Hours Of Service shall be credited at the Employee’s normal rate of working hours or, if such rate is irregular or cannot be determined, at the rate of 200 hours per month for each month in which the Employee completes at least one Hour Of Service.  Employees working for First Interstate Bank’s Kailua-Kona Branch when it was acquired by the Company on October 14, 1992, shall be given credit (for eligibility and vesting purposes only) for Hour Of Service prior to such acquisition with either First Interstate Bank or its predecessor at that location, American Security Bank.  Employees working for City Bank, CB Technology, Inc., and Datatronix Financial Services, Inc. when the Company acquired them on September 15, 2004, shall be given pre-participation service credit (for eligibility and vesting purposes only) for Hours Of Service with City Bank, CB Technology, Inc. and Datatronix Financial Services, Inc. prior to such acquisition and through December 31, 2004.  Employees working for Hawaii HomeLoans, Inc. when Central Pacific Bank acquired it on August 17, 2005 shall be given pre-participation service credit (for eligibility and vesting purposes only) for Hours Of Service with Hawaii Home Loans, Inc. prior to such acquisition and with Central Pacific HomeLoans, Inc. from August 17, 2005 through December 31, 2005.

1.15                        “NORMAL RETIREMENT DATE” shall mean an Employee’s 65th birthday.

1.16                        “ONE-YEAR BREAK IN SERVICE” shall mean a computation period of 12 consecutive months during which the Employee failed to complete more than 500 Hours of Service.  The computation period shall be the Plan Year unless otherwise indicated herein.

1.17                        “OWNER-EMPLOYEE” shall mean an individual who is a sole proprietor or who is a partner owning more than 10% of either the capital or profits interest of the partnership.

1.18                        “PARTICIPANT” shall mean an Employee who has satisfied the age and/or service requirements to earn a benefit under the Plan.

1.19                        “PERMANENT DISABILITY” shall mean a total and permanent disability of an Employee, by reason of physical or mental illness, resulting in the Employee’s inability to engage in any subsequent gainful activity resulting in the termination of the Employee’s employment with the Company, and which is determined by the Social Security Administration to constitute total and permanent disability under the federal Social Security Act.

1.20                        “PLAN YEAR” shall mean the 12-month period ending each December 31st.  The Plan Year shall be the limitation year for the purposes of Section 415 of the Code.  Notwithstanding any other provision of this Plan, in the event of a change in the Plan Year hereunder, (i) the first Plan Year ending after the change (the “Short Year”) must be less than 12 months in duration, (ii) any computation period hereunder based on the Plan Year shall automatically be changed to the 12-month period corresponding to the new Plan Year (except that, for the Short Year, the Employee will be credited with a Year of Service only if he completes the number of Hours of Service specified below in the definition of “Year of Service” during the 12-month period ending on the last day of the Short Year); and (iii) an Employee shall

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be credited with a Year of Service during the Short Year for the purposes of all Plan Year limitations on contributions and benefits set forth in this Plan or under applicable law shall be applied to the entire 12-month period ending on the last day of the Short Year as well as to the overlapping 12-month period ending on the last day prior to commencement of the Short Year.

1.21                        “RELATED COMPANY” shall mean (i) a predecessor employer which maintained this Plan or any other predecessor employer to the extent required by Treasury Regulations; (ii) a company which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code), a group (whether or not incorporated) under common control (as defined in Sections 414(c) of the Code, as modified by Section 415(h)) or which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes one or more of the organizations named in Section 1.4 of this Plan; or (iii) any other entity which must be aggregated with the Company pursuant to regulations issued under Section 414(o) of the Code.  Hours Of Service with a Related Company shall be considered Hours Of Service with the Company for all purposes hereunder.

1.22                        “SELF-EMPLOYED INDIVIDUAL” shall mean an individual who has Earned Income from a participating Company under the Plan or who would have had such Earned Income but for the fact that the Company had no profits.

1.23                        “STATUTORY COMPENSATION” shall, effective as of the first Plan Year beginning after December 31, 1996 with respect to the repeal of family aggregation and December 31, 1997 for all other provisions, mean (with respect to any limitation period) all wages required to be reported on the Employee’s Form W-2 which are paid by the Company (or by a common paymaster under Code Sections 3121(s) and 3306(p)) to the Employee or required to be included in his gross income during that limitation period for personal services actually rendered in the course of employment with the Company (including, but not limited to, compensation for services on the basis of a percentage of profits, commissions, tips and bonuses) and all Earned Income required to be reported on the Employee’s Schedule C or K-1 for that limitation period, adjusted as follows:

(a)                                 Amounts in excess of $200,000 for any limitation period beginning on or after January 1, 1989 (or such higher amount as may be set by the Commissioner of Internal Revenue for the calendar year in which such limitation period begins) shall be excluded.  If the limitation period is a period of less than 12 months, the compensation limit for such short period shall be the compensation limit for the calendar year in which such period begins multiplied by the ratio obtained by dividing the number of full calendar months in such period by 12.  If Compensation for any prior Plan Year is taken into account in determining an Employee’s benefits for the current Plan Year, the Compensation for such prior Plan Year is subject to the applicable Compensation limit in effect for that prior Plan Year.  For this purpose, the applicable Compensation limit for calendar years beginning before January 1, 1990 is $200,000.

In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual Compensation of each Employee taken into account under the Plan shall not exceed the OBRA ‘93 annual Compensation limit.  The OBRA ‘93 annual Compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with

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Section 401(a)(17)(B) of the Code.  The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year.  If a determination period consists of fewer than 12 months, the OBRA ‘93 annual Compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.  For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under Section 401(a)(17) of the Code shall mean the OBRA ‘93 annual Compensation limit set forth in this provision.

If Compensation for any prior determination period is taken into account in determining an employee’s benefits accruing in the current Plan Year, the Compensation for that prior determination period is subject to the OBRA ‘93 annual Compensation limit in effect for that prior determination period.  For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA ‘93 annual Compensation limit is $150,000.

For Plan Years beginning on or after January 1, 2002, the annual Compensation of each Employee taken into account under the Plan shall not exceed the EGTRRA 2001 annual Compensation limit.  The EGTRRA 2001 annual Compensation limit is $200,000, as adjusted by the Commissioner for increases in the cost-of-living in accordance with Code Section 401(a)(17)(B).  The cost-of-living adjustment in effect for a calendar year applies to any determination period beginning in such calendar year.

(b)                                 Amounts deducted from the Employee’s Compensation and contributed to a cash-or-deferred plan as an Elective Deferral described in Code Section 402(g)(3), a cafeteria plan described in Code Section 125, a qualified transportation fringe benefit described in Code Section 132(f)(4), a deferred compensation plan described in Code Section 457, a simplified employee plan described in Code Section 402(h) or a tax-deferred annuity described in Code Section 403(b) shall be added back in.  Amounts under Code Section 125 include any amounts not available to a participant in cash in lieu of group health coverage because the participant is unable to certify that he or she has other health coverage.  An amount will be treated as an amount under Code Section 125 only if the employer does not request or collect information regarding the participant’s other health coverage as part of the enrollment process for the health plan.

(c)                                  For limitation years beginning in or after 2005, payments made within 2 ½ months after severance from employment (within the meaning of Code Section 401(k)(2)(B)(i)(I)) will be compensation within the meaning of Code Section 415(c)(3) if they are payments that, absent a severance from employment, would have been paid to the employee while the Participant continued in employment with the Company and are regular compensation for services during the Participant’s regular working hours, compensation for services outside the Participant’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar compensation, and payments for accrued bona fide sick, vacation or other leave, but only if the Participant would have been able to use the leave if employment had continued.  Any payments not described above are not considered compensation if paid after severance from employment, even if they are paid within 2 ½ months following severance from employment, except for payments to an individual who does not currently perform services for

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the Company by reason of qualified military service (within the meaning of Code Section 414(u)(1)) to the extent these payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the employer rather than entering qualified military service.

(d)                                 Distributions from a plan of deferred compensation shall be excluded.

(e)                                  Amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture, shall be excluded.

(f)                                   Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option shall be excluded.

(g)                                  Other amounts which received special tax benefits shall be excluded.

1.24                        “STOCK” or “COMPANY STOCK” shall mean shares of any class of stock, common or preferred, voting or nonvoting, which are authorized by the Company.  However, in the case of a financed purchase of Company Stock as described in Section 6.4 which comes within the definition of a loan as described in Section 4975(d)(3) of the Code, it shall mean either (a) common stock issued by the Company having a combination of voting power and dividend rights at least equal to (i) that class of common stock of the Company having the greatest voting power, and (ii) that class of stock of the Company having the greatest dividend rights or (2) noncallable preferred stock which is convertible at any time into such common stock, provided that (i) the conversion price is reasonable as of the date of acquisition by the Plan and (ii) the preferred stock will be treated as noncallable if after the call there will be a reasonable opportunity to convert the preferred stock into said common stock.  The receipt or distribution of fractional shares of Company Stock is permitted but not required by this Plan.

1.25                        “TRUSTEE” shall mean a person, company, or multiple or combination thereof appointed and acting as trustee or successor trustee of the Fund (or any portion thereof) pursuant to a trust agreement for the Plan.

1.26                        “YEAR OF SERVICE” shall mean a computation period of 12 consecutive months during which the Employee completed at least 1,000 Hours Of Service.  The computation period shall be the Plan Year; provided, however, that for the purposes of eligibility under Article 2, the initial computation period shall be the 12-month period commencing with the day on which the Employee is first credited with an Hour Of Service, and the computation period shall then change to the Plan Year beginning within such initial period and each subsequent Plan Year.

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ARTICLE 2

PARTICIPATION IN THE PLAN

2.1                               Participants.  Every Employee who was a Participant in the Plan on December 31, 2005, shall continue as a Participant.  Every other Employee shall become a Participant after meeting the requirements set forth in this Section 2.1.  Effective January 1, 2006, there shall be two classes of Participants: 401(k) Participants and Full Participants.

(a)                                 An Employee shall become eligible to make Elective Deferrals as soon as administratively practicable following, but in no event later than the first day of the next payroll period commencing after, the day on which he completes 6 months of continuous service with the Company, computed from the first day on which he is credited with an Hour Of Service An Employee will not become a 401(k) Participant until the Employee meets the six-month service requirement in the preceding sentence and begins making Elective Deferrals in accordance with Section 3.1. A 401(k) Participant shall have the right to receive matching contributions but shall not be eligible to share in any discretionary profit-sharing or ESOP contributions.

(b)                                 An Employee shall become a Full Participant on the first day of the calendar month coinciding with or next following the day on which he completes one Year of Service.  A Full Participant shall have the right to share in any discretionary profit-sharing and ESOP contributions.

(c)                                  If a Participant (401(k) Participant or Full Participant) severs employment with the Company and later returns to employment as an Employee, the Participant shall be eligible to recommence active participation in the Plan on the same basis as before the Participant’s severance from employment.  However, if an Employee incurs a One-Year Break In Service before meeting the service requirements to be a Participant, such Employee must complete the requisite period of service under Subsection 2.1(a) or 2.1(b) upon return to covered employment before becoming a 401(k) Participant or Full Participant.

(d)                                 Once an Employee becomes a Participant, the Employee shall have all rights to active participation (i.e., applicable contributions, etc.) as long as the Employee receives Compensation from the Company and continues to be an Employee. A Participant who terminates service from the Company with a vested account balance shall continue to be a participant on an inactive basis until the Participant’s entire vested account balance is distributed in accordance with the terms of the Plan.

(e)                                  Every Employee who was a participant in the Hawaii Home Loans 401(k) Retirement Savings Plan on December 31, 2005 shall be a Participant in this Plan effective January 1, 2006.  Any Employee of Central Pacific HomeLoans, Inc. who was not a participant in the Hawaii HomeLoans 401(k) Retirement Savings Plan on December 31, 2004 shall become a participant in accordance with the rules for new Employees in this Section 2.1.

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2.2                               Eligible Participants.

(a)                                 A Participant shall be deemed an Eligible Participant for a Plan Year for the purpose of making Elective Deferrals under Section 3.1 and sharing in the Base Matching Contributions under Section 3.2 if he is credited with at least one Hour Of Service during that Plan Year.

(b)                                 A Participant shall be deemed an Eligible Participant for a Plan Year for the purpose of sharing in profit-sharing contributions, Excess Matching Contributions, and ESOP Company Contributions under Subsections 3.2(a) through 3.2(c) if:

(i)                                     he completes a Year Of Service during the Plan Year and is still an Employee on the last day of the Plan Year, or

(ii)                                  he retired on or after his Normal Retirement Date, dies, or incurs a Permanent Disability during the Plan Year and works at the rate of at least 20 Hours of Service per week between the first day of the Plan Year and the date of such retirement, death, or Permanent Disability.

(c)                                  To the extent the requirements of Subsection (b) of this Section 2.2 would result in the failure to comply with the requirements of Code Section 410(b)(1)(A) and Code Section 410(b)(1)(B) for a Plan Year, additional Participants who are not Highly Compensated Employees shall share in the Company contributions under Section 3.2 as follows:

(i)                                     the requirement that a Participant must be an Employee on the last day of the Plan Year in order to share in the Company contributions under Section 3.2 shall be disregarded, and the Participant who (A) is not a Highly Compensated Employee, (B) completed a Year Of Service during the Plan Year, and (C) ceased to be an Employee closest to the last day of the Plan Year, shall share in the Company contributions under Section 3.2 for such Plan Year.  The procedure described in the preceding sentence shall be repeated until the minimum number of Participants who are not Highly Compensated Employees required to meet the coverage test described in Code Section 410(b)(1)(A) and Code Section 410(b)(1)(B)  have received a Company contribution under Section 3.2, and

(ii)                                  if the Plan still fails to meet the coverage test described in Code Section 410(b)(1)(A) and Code Section 410(b)(1)(B) after the application of Subsection 2.2(c)(i), the requirement that a Participant must complete a Year Of Service during the Plan Year in order to share in the Company contributions under Section 3.2 shall be disregarded, and the Participant who (A) is not a Highly Compensated Employee, (B) has not otherwise received a Company contribution under Section 3.2 pursuant to Subsections 2.2(b) or 2.2(c)(i), and (C) completed the most Hours Of Service during the Plan Year, shall share in the Company contributions under Section 3.2 for such Plan Year.  The procedure described in the preceding sentence shall be repeated until the minimum number of Participants who are not Highly Compensated Employees required to meet the coverage test described in Code Section 410(b)(1)(A) and Code Section 410(b)(1)(B) have received a Company contribution under Section 3.2.

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2.3                               Omission Of Eligible Participant.  If, in any Plan Year, any Employee who should be included as an Eligible Participant is erroneously omitted and discovery of such omission is not made until after the Company contribution for the Year has been made, the Company shall make a subsequent contribution with respect to the omitted Employee in the amount, if any, which would have been contributed with respect to him had he not been omitted, regardless of whether or not such contribution is deductible in whole or in part in any taxable year under applicable provisions of the Code.  Correction for this failure shall be completed in accordance with the applicable terms of the Employee Plans Compliance Resolution System (“EPCRS”) program, as described in Rev. Proc. 2008-50 or any superseding guidance.

2.4                               Inclusion Of Ineligible Person.  If, in any Plan Year, any person who should not have been included as an Eligible Participant is erroneously included and discovery of such incorrect inclusion is not made until after the Company contribution for the Year has been made, the excess contribution, if any, generated by such mistake of fact shall be returned to the Company if such return is permitted under Article 3 or, if not so permitted, treated as a forfeiture in the Plan Year in which the mistake is discovered.  Correction for this failure shall be completed in accordance with the applicable terms of the EPCRS program, as described in Rev. Proc. 2008-50 or any superseding guidance.

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ARTICLE 3

PERMITTED CONTRIBUTIONS

3.1                               Elective Deferrals.  An Eligible Participant may voluntarily elect to have the Company deduct from his wages and pay into his elective account in the Plan during any Plan Year an amount equal to not less than 1% nor more than 100% of the Eligible Participant’s available Compensation for the Plan Year.  In determining “available Compensation,” provision shall be made for applicable income tax withholding, employment (FICA) taxes, and any other deductions from pay, including but not limited to any deductions for contributions through a cafeteria plan, contributions to a health savings account, or amounts payable to a third party by court order.  All elective deferrals under the Plan are subject to such procedures as the Committee and third-party administrator may adopt and the following rules:

(a)                                 The amount of Elective Deferrals by a Participant in any calendar year shall not exceed the applicable dollar amount in effect for such calendar year pursuant to Code Section 402(g)(1)(B), as adjusted by the Secretary of the Treasury pursuant to Code Section 402(g)(4).

(b)                                 A Participant may not make Elective Deferrals within 6 months after having taken a hardship withdrawal from his elective account under Article 9 of this Plan or under any comparable provision of any other plan maintained by the Company which accepts Elective Deferrals.

(c)                              The Committee may in its discretion reduce the permissible Elective Deferrals of any Participant or group of Participants if such Elective Deferrals when combined with all other Company contributions for that Plan Year would generate (i) allocations in excess of the limits set forth in Section 7.3, (ii) contributions in excess of the limits set forth in Section 3.3, (iii) discrimination under the tests set forth in Section 3.5, or (iv) Elective Deferrals in excess of the limits set forth in Section 3.6.  Reductions designed to correct excesses under Subsections (i) or (iv) of this paragraph shall be made in the Elective Deferrals of those Participants who have exceeded the limits; reductions designed to correct discrimination under Subsection (iii) shall be made by the “leveling” of Elective Deferrals of Highly Compensated Eligible Participants as described in Section 3.6; and reductions designed to correct excesses under Subsection (ii) shall be made by the “leveling” of Elective Deferrals of Highly Compensated Eligible Participants and, if the excesses still exist after all such Elective Deferrals have been eliminated, by the leveling of Elective Deferrals of all other Eligible Participants.

No Participant shall be permitted to have Elective Deferrals made under the Plan, or any other qualified plan maintained by the Company during any taxable year, in excess of the dollar limitation contained in Code Section 402(g) in effect for such taxable year, except to the extent permitted in this Section 3.1 and Code Section 414(v), if applicable.

The Participant’s initial election under this Section 3.1 shall be effective when filed in writing with the Committee (subject to such prior notice requirement as the Committee may impose) and shall continue until a change is filed in a manner prescribed by the Committee.  Any change shall be effective as of the first day of the Plan Year following filing or such earlier date

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as the Committee may permit, although a Participant may cease Elective Deferrals altogether at any time.  It is intended that this option constitute a cash-or-deferred arrangement qualified under Section 401(k) of the Code.  Elective Deferrals (and any qualified Company contributions taken into account in satisfying the Actual Deferral Percentage Test under Section 3.11) and the gains, losses, withdrawals and other credits or charges with respect thereto shall be separately accounted for under this Plan.

All Participants who are eligible to make Elective Deferrals under the Plan and who have attained age 50 before end of such Participant’s taxable year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Code Section 414(v).  Such catch-up contributions shall not be taken in to account for purposes of the provisions of the Plan implementing the required limitations of Code Sections 402(g) and 415.  The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Sections 401(a)(4), 401(k)(3), 401(k)(11), 401(k)(12), 410(b) or 416, as applicable, by reason of the making of such catch-up contributions.

(d)                                 Participants transferring from the CBBI Plan who had deferral elections in effect under the CBBI Plan for the last payroll period in 2004 shall be enrolled automatically in this Plan as of the first payroll period in 2005 with the same percentage of elective deferrals that were in effect under the CBBI Plan for the last payroll period in 2004.

3.2                               Company Contributions.

(a)                                 The Company shall make matching contributions to the Plan out of its own funds equal to 100% of the Elective Deferrals made by Eligible Participants each pay period, up to a limit of not less than 4% of Compensation during such pay period and not more than 6% of Compensation during such pay period.  For each Participant, the first matching contributions up to 4% shall be referred to herein as the “Base Matching Contribution” and the balance (if any) shall be referred to herein as the “Excess Matching Contribution.”

(b)                                 The Company may make profit-sharing contributions from its own funds in an amount determined by the Company each Plan Year, up to a maximum of 25% of the Compensation of all Eligible Participants for that Plan Year.

(c)                                  The Company may make ESOP Company Contributions to the Plan up to 25% of the Compensation of each of its Eligible Participants which it determines in its absolute discretion to be a proper contribution; provided, however, that no amount shall be contributed on behalf of any Eligible Participant which exceeds the amount which can be allocated to the Plan accounts of that Participant under Section 7.3.  The foregoing limit, however, may be exceeded under any of the following circumstances:

(i)                                     Any amount contributable to the Plan (or to any other ESOP, stock bonus or profit-sharing plan maintained by the Company) for a Plan Year beginning before January 1, 1987, under the limitations applicable to that Plan Year but not in fact contributed for the Plan Year may be carried over and contributed to the Plan in any subsequent Plan Year so long as
(i) the amount of carryover contribution made in any subsequent year does not exceed 15% of the Compensation of its eligible Participants in that subsequent year, (ii) the amount of current

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contributions made in that subsequent year does not exceed 15% of the Compensation of its eligible Participants in that subsequent year, and (iii) the aggregate carryover and current contribution made in that subsequent year does not exceed the amount which may be allocated to the accounts of Plan Participants under Section 7.3.

(ii)                                  Unless the Company is an “S” corporation during the Plan Year, the Company may contribute an amount equal to up to 25% of the Compensation of its eligible Participants in a Plan Year if such amount is used by the date on which such contribution is due under Section 3.2 to repay the principal of a loan described in Section 6.4.

(iii)                               Unless the Company is an “S” corporation during the Plan Year, the Company may contribute any amount for a Plan Year if such amount is used by the date on which such contribution is due under Section 3.4 to repay interest on a loan described in Section 6.4 and no more than one-third of the Company contribution for that Plan Year is allocated to accounts of “highly compensated employees” as defined in Code Section 414(q).

(iv)                              A Company may contribute on behalf of the Participants of a Related Company which has adopted this Plan to the extent permitted by law.

Within the limitations set forth above, the Company shall contribute sufficient amounts at such times as are required to permit the payment of principal and interest on all debts described in Section 6.4 when due.

3.3                               Limitations.  The aggregate of all matching and profit-sharing Company contributions for any Plan Year shall not exceed 25% of the Statutory Compensation of all Eligible Participants.  Participant Elective Deferrals shall not be included in calculating the 25% limitation.  Provided, however, that any amount contributable by the Company for a Plan Year beginning before January 1, 1987 under the limitations applicable to that Plan Year but not in fact contributed may be carried over and contributed in any subsequent Plan Year so long as (i) the amount of carryover contribution made in any subsequent Plan Year does not exceed 15% of the Statutory Compensation of the Eligible Participants in that subsequent Plan Year, (ii) the amount of current contributions (including Elective Deferrals) made in that subsequent Plan Year does not exceed 15% of the Statutory Compensation of the Eligible Participants in that subsequent Plan Year, and (iii) the aggregate carryover and current contribution made in that subsequent Plan Year does not exceed the amount which may be allocated to the accounts of Eligible Participants under Section 7.3.

Notwithstanding anything herein contained to the contrary, “restorative payments,” as such term is defined in Section 1.415(c)-1(b)(2)(ii)(C) of the Treasury Regulations, shall not constitute Company contributions for purposes of applying the limitations of this Section.

3.4                               Payment of Company Contributions.  Matching and profit-sharing Company contributions for a Plan Year may be made in one or more installments of cash or property, but the total amount of such contributions to be made for any Plan Year shall be paid to the Trustee on or before the date prescribed by law for filing the federal tax return for the Company’s tax year coinciding with or beginning within such Plan Year (including extensions thereof).  Company contributions shall be credited to the Participants’ accounts as of the last day of the

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Plan Year or as of such earlier date as the Committee may decide.  Elective Deferrals shall be paid to the Trustee by the earlier of (1) the earliest date the Company can reasonably segregate the Elective Deferrals from its own funds, (2) the 15th business day of the month following the month in which the Company withheld the Elective Deferrals, or (3) such date as may be required by regulations.  Elective Deferrals shall be credited to the Participants’ accounts as of the date on which they are delivered to the Trustee.  Effective January 1, 2006, and in accordance with Section 1.401(k)-1(a)(3)(iii) of the Treasury Regulations, the Company may not contribute Elective Deferrals (or any associated matching contributions) to the Plan prior to the Participant’s 401(k) election and the Participant’s performance of service with respect to which the Elective Deferrals are made.  However, this “prefunding” limitation shall not apply to contributions that are made due to bona fide administrative considerations as provided in the Treasury Regulations.

3.5                               Discrimination Tests.  In order to avoid discrimination during a Plan Year, contributions and Elective Deferrals must satisfy both of the following tests:

(a)                                 The Actual Deferral Percentage Test for a Plan Year is satisfied if the safe harbor requirements set forth in Section 1.401(k)-3 of the Treasury Regulations are met, including:

(i)                                     The allocation of Base Matching Contributions to the account of each Eligible Participant for the Plan Year is an amount equal to 100% of the amount of Elective Deferrals that do not exceed 4% of such Participant’s Compensation. Such Contributions shall be allocated to a separate account and the contributions and gains allocated to such account shall be at all times fully-vested and nonforfeitable, and such account shall be subject to all restrictions placed by the Plan on in-service distributions from elective accounts in addition to any other restrictions placed by the Plan on in-service distributions;

(ii)                                  The eligible Participants are given notice of their rights and obligations under the Plan in a manner which is sufficiently accurate and comprehensive to inform the Participants of such rights and obligations, is calculated to be understood by the average eligible Participant, and satisfies any additional rules and regulations issued under Code Section 401(k)(12)(D);

(iii)                               The notice described above is provided to the eligible Participants not less than 30 days (and no more than 90 days) prior to the beginning of each Plan Year.  Notwithstanding the foregoing, in the case of a Participant who becomes eligible after the 90th day before the beginning of the Plan Year, the notice shall be provided if the notice is provided no more than 90 days before the Participant becomes eligible (and no later than the date the Participant becomes eligible); and

(iv)                              Except as provided in Section 1.401(k)-3(e) and 1.401(k)-3(f), the provisions of this Subsection (a) are in place for the entire Plan Year.

(b)                                 The Actual Contribution Percentage Test for a Plan Year is satisfied if the safe harbor requirements set forth in Section 1.401(m)-3 of the Treasury Regulations are met, including:

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(i)                                     The requirements set forth in Subsection (a) above are met;

(ii)                                  The ratio of matching contributions on behalf of a Participant under the Plan for a Plan Year to the Participant’s Elective Deferrals and employee contributions does not increase as the amount of a Participant’s Elective Deferrals and employee contributions increases;

(iii)                               Matching contributions are not made with respect to Elective Deferrals or employee contributions that exceed 6% of the Participant’s Compensation and any discretionary matching contributions do not exceed 4% of the Participant’s Compensation;

(iv)                              The ratio of matching contributions on behalf of an Highly Compensated Employee to that Highly Compensated Employee’s Elective Deferrals or employee contributions (or the sum of Elective Deferrals and employee contributions) for that Plan Year is no greater than the ratio of matching contributions to Elective Deferrals or employee contributions (or the sum of Elective Deferrals and employee contributions) that would apply with respect to any non-Highly Compensated Employee for whom the Elective Deferrals or employee contributions (or the sum of Elective Deferrals and employee contributions) are the same percentage of Compensation; and

(v)                                 Except as provided in Section 1.401(m)-3(e) and l.401(m)-3(f), the provisions of this Subsection (b) are in place for the entire Plan Year.

(c)                                  In applying the foregoing discrimination tests:

(i)                                     All Eligible Participants shall be counted, even if they do not choose to make Elective Deferrals.

(ii)                                  For Plan Years beginning after December 31, 1988, each Eligible Participant’s total Statutory Compensation for the Plan Year shall be used, even if such Eligible Participant did not participate in the Plan for the full Plan Year or the Plan itself did not exist for the full Plan Year.

(iii)                               If two or more plans (other than an ESOP described in Code Section 4975(e)(7)) which are maintained by the Company and/or any Related Company and which receive matching contributions, employee contributions or Elective Deferrals are treated as one plan for the purposes of Code Section 401(a)(4), 401(k)(3), or 410(b), such plans shall be treated as one plan under this Section.

(iv)                              If the Company and/or any Related Company maintains two or more cash-or-deferred arrangements which have the same Plan Year and use the same Actual Deferral Percentage and Actual Contribution Percentage testing methods as this Plan but which are not considered a single plan under Subsection (iii) above, the Committee may nevertheless elect to aggregate hereunder all matching contributions, employee contributions and Elective Deferrals in those arrangements.

(v)                                 Even if the Committee does not elect to aggregate cash-or-deferred arrangements as described in Subsection (iv) above, the matching contributions, employee

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contributions and Elective Deferrals of a Highly Compensated Eligible Participant who participates in two or more such arrangements shall be aggregated hereunder.

(vi)                              Any adjustments to the Actual Deferral Percentage or the Actual Contribution Percentage of Eligible Participants who are not Highly Compensated Eligible Participants shall be made in accordance with the anti-abuse provisions of Treasury regulations Sections 1.401(k)-1(b)(3) and 1.401(m)-1(b)(3).

(vii)                           All calculations shall be carried out in conformity with Sections 401(a)(4), 401(k)(3) and 401(m)(2) of the Code.

(viii)                        If the Company treats Participants only eligible for Elective Deferrals (if any) separately from Participants eligible for Company Contributions (including Safe-Harbor Contributions) for coverage purposes pursuant to Section 410(b)(4) of the Code, the Actual Deferral Percentage Test under Section 3.5(a) shall be deemed to have been satisfied for those Participants eligible only for Elective Deferrals (and not for any Company contributions) for a Plan Year if either (i) the Actual Deferral Percentage of the Highly Compensated Eligible Participants in the that are only eligible for Elective Deferrals for the Plan Year does not exceed 125% of the Actual Deferral Percentage of all other Eligible Participants that are only eligible for Elective Deferrals for the current Plan Year, or (ii) the Actual Deferral Percentage of the Highly Compensated Eligible Participants that are only eligible for Elective Deferrals for the current Plan Year does not exceed 200% of the Actual Deferral Percentage of all other Eligible Participants that are only eligible for Elective Deferrals for the current Plan Year and is not more than two percentage points in excess of the Actual Deferral Percentage of such other Eligible Participants for the current Plan Year.

3.6                               Excess Deferrals.  If a Participant has an Excess Deferral for a calendar year and notifies the Committee in writing by March 1 following that calendar year that some or all of such Excess Deferral has been allocated to the contribution made on his behalf under Section 3.1 in accordance with Section 402(g) of the Code, such allocated amount and the gains thereon shall be distributed to the Participant by April 15 following the calendar year in which the Deferrals were made.  Amounts contributed under Section 3.1 but subsequently distributed under this Section shall not be treated as allocations under Section 7.3 (although they shall, if made by Highly Compensated Eligible Participants, be considered contributions under Section 3.5).  If Elective Deferrals do not constitute Excess Deferrals as defined herein but nevertheless exceed some other limitation contained in this Article 3 or in Section 7.3, such excess and the gains thereon shall be distributed to the Participants within 12 months after the end of the Plan Year for which they were made.  In determining which Participants must receive distributions and in what amounts in order to correct a failure to satisfy the Actual Deferral Percentage Test contained in Section 3.5(a), the Committee shall use the following “leveling” technique:

First, determine how much the deferral ratio (calculated in accordance with Section 3.11(a)) of the Highly Compensated Eligible Participant (“HCEP”) with the highest deferral ratio would have to be reduced to satisfy the Actual Deferral Percentage Test or cause such ratio to equal the deferral ratio of the HCEP with the next highest deferral ratio.  Repeat this process until the Actual Deferral Percentage Test is satisfied.  The amount of Excess Deferrals is equal to the sum of these hypothetical reductions multiplied, in each case, by the HCEP’s Statutory

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Compensation.  Second, distribute this excess by making a sufficient distribution to the HCEP with the largest amount of deferral taken into account in calculating the Actual Deferral Percentage Test for the Plan Year in which the excess arose to bring his contribution down to the level of the HCEP with the next largest deferral, then make a sufficient distribution to both such HCEP’s to bring their deferrals down to the level of the deferral of the HCEP with the third largest deferral, and so on until the excess has been completely distributed.

The amount of an HCEP’s excess deferral that may be distributed to him hereunder for his taxable year is reduced by any excess contributions previously distributed to him under Section 3.7 for the Plan Year beginning with or within that taxable year.

Matching contributions based on Elective Deferrals distributed under this Section shall be treated as overcontributions under Section 3.7.

3.7                               Overcontributions.  If any vested matching or employee contributions violate the Actual Contribution Percentage Test contained in Section 3.5(b), such contributions and the gains thereon shall be distributed to the Participants to whose accounts they had been allocated within 12 months after the end of the Plan Year for which they were made.  In determining which Participants must have their contributions so distributed and in what amounts, the Committee shall use the “leveling” technique described in Section 3.6, substituting contributions for deferrals, contribution ratio for deferral ratio and the Actual Contribution Percentage Test for the Actual Deferral Percentage Test in those calculations.

The amount of an HCEP’s excess contribution that may be distributed to him hereunder for a Plan Year is reduced by any Excess Deferrals previously distributed to him under Section 3.6 for the HCEP’s taxable year ending with or within that Plan Year.

All overcontributions under this Plan which are not covered by Section 3.6, this Section 3.7 or Section 3.9 shall be forfeited in accordance with Section 7.3(c).

3.8                               Distribution of Earnings.  The “gain” which must be distributed under Sections 3.6 and 3.7 shall be calculated as follows:

(a)                                 The “gain” for a limitation period which ends prior to distribution shall be equal to a fraction of the Net Income allocated to the accounts of a Participant which contain the excess, where the numerator is the amount of the excess and the denominator is the account balances of those accounts as of the last day of the limitation period without taking into account any gains or losses allocable to those accounts for the limitation period.

(b)                                 The “gain” for the period between the last day of the limitation period described in (a) above and the actual date of distribution (the “gap period”) shall be equal to 10% of the gain calculated in (a) above multiplied by the number of full calendar months that elapse during the gap period.  For the purpose of this calculation, a distribution made on or before the 15th day of a month shall be deemed to have been made on the last day of the preceding month and a distribution made after the 15th day of a month shall be deemed to have been made on the last day of the month of distribution.  Effective for Plan Years commencing after December 31, 2007, this Subsection 3.8(b) shall no longer apply.

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(c)                                  The limitation period with respect to excess Elective Deferrals shall be the taxable year of the Participant.  The limitation period with respect to overcontributions shall be the Plan Year.

3.9                               Company’s Contribution Conditional.  All contributions to this Plan are conditioned upon the initial tax qualification of the Plan and the accuracy and deductibility of such contributions.  Consequently,

(a)                                 if the Internal Revenue Service rules upon initial submission (made by the time prescribed by law for filing the Company’s federal tax return for the taxable year in which the Plan was adopted) that the Plan fails to qualify as tax exempt under Sections 401 and 501 of the Code, and if such failure cannot be cured by amendments acceptable to the Company, then all Plan assets shall be returned to the Company within one year of such ruling and this Plan shall then terminate; and

(b)                                 if the deduction of any contribution under Section 404 of the Code is disallowed in whole or in part, then such contribution to the extent disallowed shall be returned to the Company within one year of such disallowance; and

(c)                                  if any contribution is made by virtue of a mistake of fact, then such contribution to the extent of such mistake shall be returned to the Company within one year of the payment of such contribution.

3.10                        Payment of Expenses.  All expenses incurred in the administration of the Plan shall be paid out of the Fund, unless the Company in its discretion or as required by law elects to pay certain expenses directly or reimburse the Fund for them.

3.11                        Special Definitions for Cash-Or-Deferred Arrangements.  As used in this Plan, the following terms shall have the meanings hereinafter set forth:

(a)                                 “Actual Deferral Percentage” with respect to any group of Eligible Participants shall mean the average of the ratios (calculated separately for each Participant in the group) of the amount of Elective Deferrals for a Plan Year over such Participants’ Statutory Compensation for that Plan Year (rounded to the nearest one hundredth of one percent of Statutory Compensation).  The Committee may in its discretion elect to treat Company matching and/or profit-sharing contributions as Elective Deferrals in a Plan Year for the purpose of calculating the Actual Deferral Percentage hereunder, but solely if such contributions (i) are allocated to Participant accounts as of a date within that Plan Year, (ii) are contributed within the deadlines described in Section 3.4 for contributions made for that Plan Year, (iii) are subject to all of the distribution restrictions applied by law to Elective Deferrals, (iv) are fully vested when made, without regard to the Participants’ age or service and without regard to whether the contributions are actually treated as Elective Deferrals hereunder, and (v) otherwise satisfy all of the rules specified in Treasury Regulations Section 1.401(k)-2(a)(6).

(b)                                 “Actual Contribution Percentage” with respect to any group of Eligible Participants shall mean the average of the ratios (calculated separately for each Participant in the group) of the amount of matching and employee contributions actually paid to the Plan on behalf of such Participants for the Plan Year over such Participants’ Statutory Compensation for that

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Plan Year (rounded to not greater than the nearest one hundredth of one percent of Statutory Compensation); provided, however, that matching contributions included by the Committee in the “Actual Deferral Percentage” under (a) above shall not be included in the “Actual Contribution Percentage” hereunder.

(c)                                  “Elective Deferral” shall mean employer contributions on the Employee’s behalf (whether by the Company or by any other employer) pursuant to a salary reduction or other elective arrangement under Code Sections 401(k)(2) (cash-or-deferred plans), 402(h)(1)(B) and 408(k)(6) (simplified employee pensions), 403(b) (tax-deferred annuities), 408(p) (simple retirement accounts), and 501(c)(18) (tax-exempt pension trusts).  Elective Deferrals are not employee contributions as that term is used in this Plan.

(d)                                 “Excess Deferral” shall mean aggregate Elective Deferrals on a Participant’s behalf in a calendar year in excess of the applicable dollar amount in effect for such calendar year pursuant to Code Section 402(g)(1)(B), as adjusted by the Secretary of the Treasury pursuant to Code Section 402(g)(4).  For this purpose, an Elective Deferral is deemed to have been made in a calendar year if it would, but for the deferral, have been included in the Participant’s taxable income for that calendar year.

(e)                                  “Highly Compensated Eligible Participant” shall mean a Highly Compensated Employee who is eligible to participate in the Plan.

(f)                                   “Net Income” shall mean total earnings and appreciation (realized or unrealized) allocable to the accounts, including without limitation interest, dividends, rent, royalties, gain from the sale of property, and appreciation in the value of stock, bonds, annuities, life insurance contracts and other properties, reduced (but not below zero) by the total losses, expenses and costs (realized or unrealized) chargeable or allocable to the accounts, including without limitation administrative costs, loss on the sale of property, and decline in the value of stock, bonds and other properties.

3.12                        Exclusive Benefit.  Except as expressly permitted by Section 3.9 above or another provision of this Plan, no portion of the assets of the Plan shall revert to the Company or be used for purposes other than for the exclusive benefit of the Participants or their Beneficiaries.

3.13                        Credit for Military Service.  Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credits with respect to qualified military service shall be provided after December 12, 1994, in accordance with Code Section 414(u).

3.14                        HEART Act Provisions.

(a)                                 Death benefits.  In the case of a death occurring on or after January 1, 2007, if a Participant dies while performing qualified military service (as defined in Code Section 414(u)), the survivors of the Participant are entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan as if the Participant had resumed and then terminated employment on account of death.

(b)                                 Differential wage payments.  For years beginning after December 31, 2008, (i) an individual receiving a differential wage payment, as defined by Code Section

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3401(h)(2), shall be treated as an employee of the Company making the payment, (ii) the differential wage payment shall be treated as compensation for purposes of the Code Section 415 limitations, and (iii) the Plan shall not be treated as failing to meet the requirements of any provision described in Code Section 414(u)(1)(C) by reason of any contribution or benefit which is based on the differential wage payment.  Subsection (iii) shall apply only if all employees of the Company performing service in the uniformed services described in Code Section 3401(h)(2)(A) are entitled to receive differential wage payments (as defined in Code Section 3401(h)(2)) on reasonably equivalent terms and, if eligible to participate in a retirement plan maintained by the employer, to make contributions based on the payments on reasonably equivalent terms (taking into account Code Sections 410(b)(3), (4), and (5)).

(c)                                  Severance from employment.  Notwithstanding Section 3.14(b), for purposes of Code Section 401(k)(2)(B)(i)(I), an individual shall be treated as having been severed from employment during any period the individual is performing service in the uniformed services described in Code Section 3401(h)(2)(A).  If an individual elects to receive a distribution by reason of such deemed severance from employment, the individual may not make an Elective Deferral during the 6-month period beginning on the date of the distribution.

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ARTICLE 4

PROHIBITED CONTRIBUTIONS

Employee contributions (other than Elective Deferrals under Article 3) shall not be required or permitted.  If such employee contributions were once required or permitted and the Plan was subsequently amended to delete such requirement or permission, such contributions shall be maintained and distributed in accordance with the Plan as it read prior to such amendment, except where such maintenance or distribution would conflict with the Plan as currently written or with applicable law.

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ARTICLE 5

PLAN ADMINISTRATION

5.1                               Plan Fiduciaries.  The following individuals, and no others, shall be Plan fiduciaries within the meaning of Section 402(a)(2) of ERISA:

(a)                                 The managing body of the Company.

(b)                                 The Trustee.

(c)                                  The Administrator.

(d)                                 The members of the Administrative Committee.

(e)                                  The investment manager, if one is appointed.

Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.  The Administrative Committee may, in its discretion, delegate its own fiduciary duties or those of any other Plan fiduciary to one or more of its members or to any other person permitted by law.  Each Plan fiduciary shall be responsible for administering the Plan or the Fund only to the extent set forth in this Article and may employ one or more persons to render advice with regard to such responsibilities.

5.2                               The Managing Body.  The managing body of the Company shall appoint a Trustee, an Administrative Committee, and an Administrator and may replace any such appointee at any time without cause.  The managing body shall also be exclusively responsible for making the annual Company contribution provided for in this Plan.  For the purposes of this Article, the term “managing body” shall mean the board of directors or trustees if the Company is a corporation, the partners if the Company is a partnership, the managers or the members if the Company is a manager-managed or member-managed limited liability company, respectively, or the proprietor if the Company is a sole proprietorship, or the duly designated delegate of such person or body.

5.3                               The Trustee.  The Trustee shall be responsible for investing, holding and distributing the Fund and the income and gains therefrom in accordance with the provisions of the trust agreement between the Company and said Trustee and in compliance with the directions of the Administrative Committee, the investment manager or an individual exercising investment control, as the case may be.

5.4                               The Administrative Committee.  The Administrative Committee shall be responsible for the operation and administration of the Plan and directing the investment of the Fund.  The board of directors of the Company (the “Board”) may appoint, remove, and replace members of the Administrative Committee as the Board sees fit.

(a)                                 The Administrative Committee shall have plenary authority, in its complete discretion, to interpret and construe the provisions of the Plan, to resolve any

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ambiguities and reconcile any inconsistencies in its provisions, and to decide all questions that arise in the operation of the Plan including, without limitation, all questions with respect to any individual’s rights under the Plan and the amount of benefits payable from the Plan.

(b)                                 The Administrative Committee may establish such rules and procedures as it deems appropriate for its own governance and for the operation and administration of the Plan.  An Administrative Committee member shall not have the right to vote on any matter relating solely to the Administrative Committee member’s own interest in the Plan, but may vote on matters affecting a class or group of Participants of which the Administrative Committee member is a part.  If Administrative Committee members are Employees, they shall serve without additional compensation for their services as members of the Administrative Committee.

(c)                                  The Administrative Committee may employ attorneys, actuaries, accountants, and other service providers to give counsel to or otherwise assist them in performing their duties hereunder.  The fees and expenses of such persons may be paid in accordance with Section 3.10.

(d)                                 The Administrative Committee shall have all other powers granted to it in other sections of the Plan or that are otherwise necessary or appropriate to carry out its administrative responsibilities, as the Administrative Committee determines, in its complete discretion.  The decisions of the Administrative Committee on any matters within its jurisdiction shall be binding and conclusive upon each Participant, Beneficiary, and other interested party.

5.5                               The Administrator.  Central Pacific Bank (the “Bank”) shall be the “Administrator,” as defined in Section 3(16)(A) of ERISA.  The Bank’s Human Resources Department shall carry out the responsibilities of the Administrator under the supervision of the Administrative Committee.

(a)                                 The Administrator shall be responsible for filing with the governmental authorities and disclosing to Participants and their Beneficiaries all returns, reports, and other materials required under ERISA or the Code.

(b)                                 All consents, elections, applications, designations, and other written submissions required or permitted under the Plan must be made on forms prescribed and furnished, or otherwise approved, by the Administrator, and shall be valid only if properly completed, executed, and returned to the Administrator or third party service provider appointed by the Administrator.

(c)                                  The Bank shall be the Plan’s agent for the service of legal process.

(d)                                 The Administrator shall direct the payment of benefits in accordance with the terms of the Plan.

(e)                                  The Bank shall be responsible for the development of a funding policy and method for the Plan that is consistent with the needs of the Plan and the requirements of ERISA.

5.6                               The Investment Manager. The Committee (or a Participant or Beneficiary, if exercising investment authority under the Plan) may, by an instrument in writing, appoint one or

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more persons as “investment managers” (as that term is defined in ERISA §3(38)) to manage some or all of the Plan assets under his or its control.  Such an investment manager is authorized and empowered to acquire, manage and dispose of Plan assets placed under its control to the same extent as the appointing Committee, Participant or Beneficiary is so authorized and empowered under the terms of the Plan.

5.7                               Fiduciary Duties.  Each fiduciary shall discharge his duties with respect to the Plan solely in the interest and for the benefit of the Participants and Beneficiaries and with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

5.8                               Fiduciary Liability.  Each Plan fiduciary shall be liable for his own acts and omissions and those of any other person in the administration of the Plan or the Fund only to the extent required by law.  No Plan fiduciary shall be liable for any loss to the Fund, or by reason of any breach of duty, which results from the exercise of investment control by a Participant or Beneficiary if permitted under the Plan; nor shall any Plan fiduciary be liable for any loss to the Fund resulting from the act or omission of any other Plan fiduciary except (i) where he knowingly participates in, or knowingly undertakes to conceal, an act or omission of such other fiduciary knowing such act or omission to be a breach of fiduciary duty, (ii) where he enables such other fiduciary to commit such a breach by his failure to comply with his own fiduciary duties, or (iii) where he has knowledge of such a breach by such other fiduciary and fails to make a reasonable effort under the circumstances to remedy the breach.

5.9                               Bonding, Insurance and Indemnification.  The Company shall pay for the bonding of each employee-fiduciary to the extent such bonding is required by law.  The Company shall indemnify each employee-fiduciary and hold him harmless from any and all liability arising under ERISA or the terms of this Plan except to the extent that such liability results from his own willful misconduct; provided, however, that the Company may purchase insurance to protect any employee-fiduciary from such liability, and, to the extent of such insurance, shall be relieved of the duty of indemnification.

5.10                        Claims.

(a)                                 The Plan Administrator shall determine the benefits due hereunder to a Participant or the Participant’s Beneficiary.

(b)                                 If any Participant or Beneficiary believes he or she is entitled to a benefit from the Plan, which is different from the benefit determined by the Plan Administrator, such Participant or Beneficiary may file a written claim for benefits with the Administrative Committee.  The Administrative Committee shall consider such written claim and respond to the claimant within 90 days after receiving the claim unless special circumstances require an extension of time.  The Administrative Committee may extend the response period by up to 90 additional days by notifying the claimant in writing, prior to the end of the initial 90-day period, that additional time is required.  The notice of extension must set forth the special circumstances and the date by which the Administrative Committee expects to render its decision.  If the Administrative Committee denies the claim, in whole or in part, the Administrative Committee

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shall provide the claimant with written notice of the denial and of the claimant’s right to an appeal.  The notice shall set forth, in a manner calculated to be understood by the claimant:

(i)                                     the specific reason or reasons for the denial;

(ii)                                  a reference to the specific Plan provisions on which the denial is based;

(iii)                               a description of additional material or information, if any, which the claimant might provide to perfect the claim and an explanation of why it is needed;

(iv)                              an explanation of the Plan’s appeal procedure in Section 5.10(c) and the time limits applicable to an appeal; and

(v)                                 a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on appeal.

(c)                                  Within 60 days after receiving notice that a claim has been denied, the claimant may file a written appeal with the Administrative Committee.  The claimant may provide written testimony and written documentation in support of the claimant’s appeal.  Upon written request for the Participant or Beneficiary, the Administrative Committee shall provide free of charge to such claimant reasonable access to and copies of all documents, records, and other information relevant (as defined in applicable ERISA regulations) to the particular claim.  The Administrative Committee shall undertake a full and fair review of the appeal, taking into account all testimony, documents, records, and other information submitted by the claimant, without regard to whether such information was submitted or considered in the initial benefit determination.  The Administrative Committee may require the claimant to provide additional information or testimony as the Administrative Committee, in its sole discretion, deems useful or appropriate to is consideration of the claim.  The Administrative Committee shall render its final decision within 60 days of receipt of the appeal unless special circumstances require an extension of time.  The Administrative Committee may extend the response period by up to 60 additional days by notifying the claimant in writing, prior to the end of the initial 60-day period, that additional time is required.  The notice of extension must set forth the special circumstances and the date by which the Administrative Committee expects to render its decision.  If the Administrative Committee’s final decision is a denial of the claim, the Administrative Committee shall provide written notice of the denial, which notice shall set forth, in a manner calculated to be understood by the claimant:

(i)                                     the specific reason or reasons for the denial;

(ii)                                  a reference to the specific Plan provisions on which the denial is based;

(iii)                               a statement that the claimant is entitled to receive, upon written request and free of charge, reasonable access to and copies of all documents, records, and other information relevant (as defined in applicable ERISA regulations) to the claimant’s claim; and

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(v)                                 a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA.

If the Administrative Committee fails to respond to a claimant within the time limits set forth in this Section 5.10, the claimant may consider the claim denied.  A claimant must comply with these procedures and exhaust all possibilities contained herein before filing a civil action under Section 502(a) of ERISA or otherwise seeking relief in any other forum.

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ARTICLE 6

FUND INVESTMENT

6.1                               Permissible Investments.  The assets of the Plan may be invested in any manner consonant with law, including investment in deferred annuity contracts and in deposits with the Trustee if such Trustee is a bank or similar financial institution supervised by the United States or by a state.  Up to 100% of the assets in the Plan’s accounts may be invested in qualifying employer real property and/or qualifying employer securities, as those terms are defined in ERISA; provided, however, that Elective Deferrals made with respect to Plan Years beginning after December 31, 1998, and the gains thereon shall not be invested in qualifying employer securities unless the Participant who made the deferral (or, after his death, his Beneficiary) so elects.  The Committee shall direct the Trustee with regard to the voting of all employer securities held in trust. If and to the extent permitted under Article 13, the Plan may purchase an insurance policy or policies on the life of a Participant from such Participant for the lesser of each such policy’s cash surrender value or the current value of the Participant’s Plan accounts.

Notwithstanding the previous paragraph, the portion of the Plan attributable to ESOP Company Contributions is intended to be an employee stock ownership plan within the meaning of Code Section 4975(e)(7) and is designed to invest primarily in Company Stock.  Nevertheless, the assets of the Plan may be invested in any manner consonant with law, including investment and reinvestment in insurance policies and deferred annuity contracts on the lives of Participants and in deposits with the Trustee if such Trustee is a bank or similar financial institution supervised by the United States or by a state.  Up to 100% of the assets allocated or allocable to the ESOP Company Contribution accounts may be invested in Company Stock.  Company Stock may be purchased on behalf of the Plan from the Company itself or from any other source, and such Stock may be outstanding, newly issued or treasury shares at the time of purchase.  The Plan may enter into binding contracts with the stockholders of the Company to purchase their shares.  The Plan may also sell Company Stock to the Company or exchange it for other securities which qualify as Company Stock hereunder.  All such purchases and sales shall be made at fair market value determined as of the last annual valuation date (or, if the seller is a disqualified person within the meaning of Section 4975 of the Code, as of the date of purchase).  Cash in the fund may, at the Committee’s discretion, be invested in key man life insurance policies on the lives of stockholders of the Company.

6.2                               Investment of Accounts.

(a)                                 The Plan offers a broad range of investment funds, including, but not limited to, mutual funds managed by an affiliate of the Trustee and other companies, and an employer stock fund that invests primarily in common stock of the Company.  The Committee may change the investment funds offered at any time in its complete discretion.

(b)                                 Each Participant is responsible for investing all the Participant’s accounts.  A Participant exercises his or her investment responsibility by choosing from among the investment funds offered.  Participants are responsible for educating themselves regarding the investment funds available to them. Initial investment choices are made on forms provided by

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the Plan Administrator or third-party service provider.  Subsequent changes are made directly with the Trustee via its telephone or internet exchange service.  The Committee is authorized to establish additional rules to regulate or restrict investment elections.  The Trustee and the mutual funds may impose their own rules and restrictions with respect to investments, including imposing redemption fees and penalties to restrict certain trading practices.  Investment elections and exchanges under the Plan are subject to all such rules, restrictions, fees, and penalties.

(c)                                  If a Participant does not choose an investment option for any portion of the Participant’s accounts, the Participant shall be deemed to have chosen the fund that the Committee has, in its absolute discretion, designated as the investment option applicable to the non-directed portion of the Participant’s accounts (the “Default Fund”).  Effective January 1, 2008, it is intended that the Default Fund shall meet the requirements to be a “qualified default investment alternative,” as defined in Section 2550.404c-5(e) of the Labor Regulations.  To meet the requirements, a participant or Beneficiary on whose behalf a default investment may be made must be given notice (i) describing the circumstances under which a default investment may be made in the Default Fund; (ii) explaining the right of Participants and Beneficiaries to direct the investment of their Plan accounts; (iii) describing the Default Fund, including a description of the investment objectives, risk and return characteristics, and applicable fees and expenses; (iv) describing the right of Participants and Beneficiaries to direct the investment of assets invested in the Default Fund to any other investment alternative under the Plan (subject to applicable limitations) without financial penalty; and (v) explaining where investment information concerning the other investment alternatives under the Plan may be obtained.  Also, any materials provided to the Plan relating to a Participant’s or Beneficiary’s default investment in the Default Fund (e.g., prospectuses and proxy voting material) must be furnished to the Participant or Beneficiary.

(d)                                 The Plan is intended to constitute a plan described in Section 404(c) of ERISA and Section 2550.404c-1 of the Labor Regulations.  Under Section 404(c) of ERISA, fiduciaries of the Plan are relieved of liability for any losses that are the direct result of a Participant’s or Beneficiary’s exercise of control over the investments in the Participant’s account.  This means that each Participant bears the risks and rewards of the Participant’s own investment decisions.  Neither the Company nor its officers or directors, the Committee, the Trustee, nor any of their representatives insure or otherwise guarantee the performance of any investment fund offered under the Plan.

6.3                               Holding Company Stock.  Company Stock held in the Fund shall be voted by the Trustee as directed by the Committee (or as otherwise provided).  Each Participant (and Beneficiary of a deceased Participant) shall be permitted to direct the voting of Company Stock acquired by the Plan after December 31, 1979, and allocated to his accounts with regard to the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of the Company’s trade or business, or such similar transactions as may be provided in regulations promulgated under Section 409(e) of the Code; provided, however, that the Participant shall be permitted to direct the voting of such Company Stock with regard to any matter in which such Company Stock is entitled to vote if the Company Stock is a registration-type class of security as defined in Section 409(e)(4) of the Code.  Each Participant shall be permitted to direct the exercise of any and all rights associated with warrants, rights, options, or similar rights or instruments issued with

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respect to Company Stock held in the Fund and allocated to a Participant’s account; and each Participant’s exercise of such warrants, rights, options (or similar rights or instruments) shall be executed to the extent the necessary funds are available in such Participant’s accounts.  Any common stock thus acquired shall be treated as Company Stock purchased for the net price paid.  Any warrants, rights or options which cannot be exercised for lack of cash may be sold and the proceeds treated as a current cash dividend received on Company Stock held in the Fund.  Any dividends paid on stock held in the Fund shall, at the option of the Committee, be either (i) paid directly by the Company to the Participants and Beneficiaries in whose accounts the Stock on which such dividends were declared is allocated, (ii) paid into the Fund and distributed in cash to the Participants and Beneficiaries in whose accounts the stock on which such dividends were declared is allocated within 90 days after the close of the Plan Year in which the dividends were paid, (iii) at the election of such Participants and Beneficiaries, paid as provided in (i) or (ii) above or paid into the Fund and reinvested in Company Stock, (iv) used to repay amounts borrowed by the ESOP under Section 6.4, or (v) paid into the Fund and allocated as earnings in accordance with Section 7.2.  Distribution of cash dividends under (i) or (ii) above may be made with respect to all shares allocated to Participant accounts or, at the Company’s option, limited to shares allocated to the vested portion of the Plan accounts or to Participants who are still Employees of the Company as of the date of distribution.  A Participant or Beneficiary on whose behalf Company Stock was acquired with reinvested dividends under (iii) above shall have a nonforfeitable interest in such Company Stock.  A Participant shall receive an allocation of Company Stock with a fair market value not less than the amount of any dividends paid on allocated Company Stock that are used to repay amounts borrowed by the ESOP under (iv) above.

6.4                               Borrowing.  The Trustee may enter into promissory notes, installment contracts and other debt instruments for the purpose of borrowing from the Company or any other lender reasonable sums of money for the purchase of Company Stock for the Plan; provided, however, that:

(a)                                 The loan must be primarily for the benefit of the Participants and their Beneficiaries.

(b)                                 The terms of the loan must be at least as favorable to the Plan as would have resulted from arm’s length negotiations between independent parties.

(c)                                  The proceeds of the loan must be used within a reasonable time of receipt to purchase Company Stock, to repay the loan, and/or to repay prior loans.

(d)                                 The Trustee may not borrow from itself or from any other “party in interest” as that term is used in ERISA §3(14), except as permitted by applicable law.

(e)                                  The loan must be at a reasonable rate of interest and for a specific term.

(f)                                   Any collateral pledged to the creditor by the Trustee shall consist only of the Stock purchased with the borrowed funds or Stock purchased with funds from a prior loan which was paid off in whole or in part with funds from the current loan (although in addition to such collateral, the Company may guarantee repayment of the loan).

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(g)                                  Under the terms of the loan, the creditor must have no recourse against the fund except with respect to such collateral, contributions (other than contributions of Company Stock) made to pay off the loan, and earnings attributable to such collateral or the investment of such contributions.

(h)                                 The loan shall be repaid only from the contributions and earnings described in subsection (g) above for the current and prior years, less all repayments in prior years; and provided further that such contributions and earnings shall be accounted for separately in the books of account of the Plan until the loan is repaid.

(i)                                     The loan must not be payable on demand, except in the event of default.

(j)                                    The amount transferred to the lender upon default must not exceed the amount of the default.  If the lender is a disqualified person, upon default, Plan assets shall be transferred only upon and to the extent of the failure of the Plan to meet the payment schedule of the loan.

(k)                                 All Company Stock acquired with the proceeds of a Plan loan shall be held in a suspense account.  Upon the payment of any portion of the balance due on the loan, the Stock shall be released from encumbrance as follows:  For each Plan Year, the number of shares of Company Stock released from any particular loan must equal the number of shares held as collateral immediately before the release, multiplied by the amount of principal and interest paid on that loan during the Plan Year and divided by the total amount of principal and interest to be paid on that loan during the current and all future years (excluding possible extensions and renewals of the loan).  If the suspense account contains more than one class of Company Stock, each class shall be released pro rata.  Released shares (and the income thereon not used to repay the loan) shall be allocated (in shares of stock or other non-monetary units representing the Participants’ interest in such shares) to the ESOP accounts of the Participants in the same manner as Company contributions under Section 7.2.

(l)                                     Except as provided in Article 9, Stock purchased with funds borrowed under this section shall not be subject to any put, call, option, buy-sell or other similar arrangement.  If this Plan should cease to qualify as an employee stock ownership plan under the Code, Stock purchased with funds borrowed under this section shall nevertheless continue to be subject to the procedures and restrictions contained in this subsection (l) and Article 9.

6.5                               Diversification (Including of Publicly-Traded Employer Securities).

(a)                                 Any Participant who has attained age 55 and has completed 10 years of Plan participation shall have the right to make an election within 90 days after the close of each Plan Year in his “Qualified Election Period” (as defined below) to direct the investment of up to 25% of that portion of his accounts containing Company Stock acquired by the Plan after December 31, 1987 (less any amounts already so directed) into one or more investment options approved by the Committee; provided, however, that such right shall not apply to assets which are distributed to the Participant or rolled to another qualified retirement plan of the Company in which the Participant will enjoy comparable investment direction rights within 90 days after the close of the Plan Year for which an election is made.  The Participant may elect to increase the

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amount so directed to 50% of his account in the last Plan Year of his Qualified Election Period.  A Participant’s Qualified Election Period shall be the period of 6 consecutive Plan Years beginning with the later of (i) the Plan Year in which he first became qualified to direct his investments under this Section, or (ii) the first Plan Year beginning after December 31, 1986.  The Committee may, in its absolute discretion exercised in a nondiscriminating manner, permit other Participants and other amounts to be directed into the approved investment options.  Notwithstanding Section 7.2, the gains and losses of each such option shall be allocated solely among the accounts invested in that option in proportion to the amount of such investment.  The Committee shall adopt rules and regulations governing the designation of funds not inconsistent with this Section, any other provision of the Plan or applicable law, and may in its discretion permit employees to designate funds with respect to accounts or portions of accounts which are not required to be diversified hereunder but which are not currently invested in Company Stock.  Notwithstanding anything herein contained to the contrary, effective January 1, 2007, every Participant shall be free to diversify the investment of his or her accounts in accordance with Section 6.2 and Subsection 6.5(b), if applicable.

(b)                                 The provisions of this Subsection (b), which are effective for Plan Years beginning on or after January 1, 2007, apply only if the Plan is invested in publicly-traded employer securities:

(i)                                     In the event any portion of a Participant’s elective account or rollover account (or other account attributable to employee contributions) under the Plan is invested in qualifying employer securities that are readily tradable on an established securities market (as such term is used in Treasury Regulations Section 1.401(a)(35-1(f)(5), such Participant (or the Beneficiary of such deceased Participant, or an Alternate Payee who has an account under the Plan) may direct the Committee to divest any such securities and reinvest the proceeds in alternative investment options as described in subparagraph (iii) below.

(ii)                                  In the event any portion of a Participant’s profit-sharing or matching accounts under the Plan are invested in qualifying employer securities that are readily tradable on an established securities market, a Participant who has completed at least 3 Years of Service under the Plan (or the Beneficiary of a deceased Participant, or an Alternate Payee who has an account under the Plan with respect to a Participant who has completed at least three years of service) may direct the Committee to divest any such securities and reinvest the proceeds in alternative investment options as described in subparagraph (iii) below.  Notwithstanding the foregoing, in the case of qualifying employer securities that were acquired by the Plan with Company profit-sharing or matching contributions in a Plan Year beginning prior to January 1, 2007, the right of a Participant to divest his account of qualifying employer securities is limited to a percentage of the employer securities as follows:

Plan Year beginning in:	Percentage
2007	33%
2008	66%
2009	100%

                                                                                                                                                The preceding 3-year transition rule shall not apply to a Participant who

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has attained age 55 and who has completed at least 3 Years of Service before the first Plan Year beginning after December 31, 2005.

(iii)                               For purposes of this Section, the alternative investment options must consist of at least 3 investment options, other than employer securities, to which the Participant (or Beneficiary or Alternate Payee) may direct the proceeds from the divestment of employer securities as provided in this Section.  Each of the alternative investment options must be diversified and have materially different risk and return characteristics.  For this purpose, investment options that constitute a broad range of investment alternatives within the meaning of Department of Labor Regulation Section 2550.404c-1(b)(3) are treated as being diversified and having materially different risk and return characteristics.  The Participants shall be provided with reasonable opportunities for divestment and reinvestment at least quarterly.

(iv)                              Except as provided in Code Section 401(a)(35)(F)(ii) or applicable Treasury Regulations, if the Plan is holding employer securities that are not publicly-traded, the Plan will be treated as if it were holding publicly-traded employer securities for purposes of this Section if any employer maintaining the Plan or any member of a controlled group of corporations that includes such employer has issued a class of stock which is publicly traded.

The Committee may adopt rules and regulations governing the manner in which a Participant may elect to divest qualifying employer securities and the designation of replacement investment funds not inconsistent with this Section, any other provision of the Plan or applicable law, including, but not limited to, Code Section 401(a)(35), I.R.S. Notice 2006-107 and Treasury Regulations Section 1.401(a)(35)-1.

6.6                               Loans.  The Committee may, in its discretion, permit Participants to borrow from the Plan; provided, however, that if such loans are permitted they shall be equally available to all Participants and shall not be made available to stockholders, members, proprietors, partners, officers or Highly Compensated Employees in amounts greater (in proportion to their Compensation) than are made available to other Participants.  A Participant may have up to two loans outstanding at one time; provided, however, that the aggregate outstanding balances of all loans to the Participant from all qualified retirement plans maintained by the Company and by any Related Company on any date on which a loan is made (the “Loan Date”) shall not exceed the lesser of (i) $50,000 reduced by the excess (if any) of the highest outstanding balance of such loans to the Participant during the one year period ending on the day before the Loan Date over the outstanding balance of such loans on the Loan Date or (ii) 50% of the Participant’s vested accrued benefit under such plans.  If the Participant previously received a loan from the Plan and such loan resulted in a “deemed distribution” as such term is defined under Treasury Regulations Section 1.72(p)-1 Q&A-4(a), the unpaid amount of such loan, including accrued interest, shall be considered outstanding for purposes of applying the limitation described in the preceding sentence. Participant loans may be made from Plan assets or, if the Plan contains individual accounts, from one or more of the borrower’s accounts.  All Participant loans shall be adequately secured, either by the Participant’s vested benefit (in which event such loan shall require the written consent of the Participant’s spouse, if any, obtained within 90 days prior to the date on which the security interest attaches in accordance with the procedure described in Section 8.5(c) unless such Section is inapplicable under the exception set forth in Section 8.5(e)) or otherwise.  Interest shall be charged on all Participant loans at the prevailing rate charged by persons in the

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business of lending money in the community for loans which are made under similar circumstances, as determined by the Committee.  If the Committee permits a Participant to renew or extend an existing loan, the interest rate shall be adjusted to the rate prevailing as of the date of such renewal or extension.  Participant loans shall have a definite maturity date not in excess of 5 years and shall provide for level amortization with payments not less frequent than quarterly; provided, however, that loans used (determined at the time the loan is made) to acquire any dwelling unit which, within a reasonable period of time from the making of the loan, is to be used as a principal residence of the Participant must mature within 15 years.  Any loan still outstanding upon termination of the Participant’s service with the Company shall be repaid forthwith unless the Committee shall permit otherwise.  A Participant’s failure to make a loan payment when it is due shall constitute a default under the loan, and if such default is not cured by the last day of the calendar quarter following the calendar quarter in which the payment was due, the entire loan balance shall be accelerated and the Trustee shall execute upon the security in order to collect such balance as soon thereafter as benefits become distributable to the Participant under the terms of the Plan.  A Participant loan is a self-directed investment.  All expenses of a loan will be charged against the Participant’s account.  Interest and principal paid on a loan will be credited solely to the Participant’s account, and any loss suffered by reason of default or otherwise will be borne solely by the Participant’s account.  Notwithstanding the foregoing, any Participant who performs qualified military service, as such term is defined in Code Section 414(u)(5), shall not be required to make loan payments during the period of such qualified military service.  Loan repayments for such Participants shall resume upon completion of the qualified military service and the loan shall be repaid thereafter by amortization in substantially level installments over a period that ends not later than the latest permissible term of the loan, as determined under Treasury Regulations Section 1.72(p)-1 Q&A-9(c).  The Committee may, in a written document forming part of this Plan, adopt additional rules concerning Participant loans consistent with this Section and applicable law.

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ARTICLE 7

EMPLOYEE CREDIT IN THE FUND

7.1                               Allocation of Contributions.

(a)                                 Profit-sharing contributions for each Plan Year shall be allocated among the profit-sharing accounts of the Eligible Participants in the proportion that each Eligible Participant’s Compensation for the Plan Year bears to the total Compensation of all Eligible Participants for the Plan Year.  Notwithstanding the foregoing and the vesting provisions set forth in Article 8, the Committee, if necessary to prevent discrimination under any of the tests set forth in Article 3, may in its discretion (to the extent and under the procedures set forth in Article 3) (i) decrease or eliminate the allocation to one or more Highly Compensated Eligible Participants, (ii) increase the allocation to one or more non-Highly Compensated Eligible Participants, and/or (iii) provide that some or all of the allocation to non-Highly Compensated Eligible Participants (and the earnings thereon) shall be fully vested and nonforfeitable.

(b)                                 The Elective Deferrals for each Plan Year shall be allocated among the elective accounts of the Eligible Participants who made them as described in Section 3.1.

(c)                                  The matching contributions for each Plan Year shall be allocated among the matching accounts of the Eligible Participants as provided in Section 3.2.

(d)                                 ESOP Company Contributions for each Plan Year shall be allocated among the accounts of the Eligible Participants in the proportion that each Eligible Participant’s total Compensation bears to the total Compensation of all Eligible Participants.

Company Stock (or assets attributable thereto) purchased from a stockholder who elects nonrecognition of gain under Section 1042 of the Code shall not be allocated during the period beginning on the date of purchase and ending on the later of the 10th anniversary of the date of purchase or the date of the plan allocation attributable to the final payment of acquisition indebtedness incurred in connection with the purchase to the accounts of (i) the selling stockholder, (ii) any person related to the selling stockholder under Section 267(b) of the Code, or (iii) any other person who owns, directly or by attribution under Section 318(a) of the Code, more than 25% of any class of outstanding Company securities (or of any corporation which is a member of the same controlled group of corporations as the Company, or more than 25% in value of any class of issued and outstanding Company securities; and the Plan shall therefore allocate other assets to such excluded accounts to the extent available in order to provide them with their proportionate share of overall earnings.  For the purposes of clause (iii) above, securities held in the Plan shall be counted as issued and outstanding, and any of those securities allocated to the Plan account of the Participant (or of any person whose stock is attributed to the Participant) shall be counted as owned by the Participant.

If the Company ever elects to be taxed as a Subchapter S corporation, no allocation of Company Stock of an “S” corporation (or other assets in lieu of such Company Stock) may be made to any “Disqualified Person” (within the meaning of Code Section 409(p)(4)) during any “Nonallocation Year” (within the meaning of Code Section 409(p)(3)).  To the extent permitted

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by law, the Committee may do the following to prevent the occurrence of a Nonallocation Year:  (a) sell Company Stock held in a Participant’s account; (b) distribute Company Stock held in a Participant’s account to that Participant, to the extent such distribution is permissible; or (c) transfer assets in a Participant’s account to a separate portion of the Plan that is not an employee stock ownership plan or to another qualified retirement plan of the Company that is not an ESOP.

(e)                                  The Trustee shall establish one or more accounts to reflect the balance of each Participant’s account transferred from the CBBI Plan.

7.2                               Allocation of Gains and Losses.  Except as provided otherwise in Article 6, gains or losses incurred during a valuation period (as described in Section 7.4) shall be allocated to the Plan accounts in proportion to the balances of such accounts as of the beginning of the valuation period or in such other manner as the Committee may decide.  Notwithstanding the foregoing, gains or losses incurred during the Plan’s first valuation period shall be based on ending rather than beginning balances.

7.3                               Limitation on Allocations.  Allocations to the Plan accounts shall be subject to the following limitations:

(a)                                 The limitation period for the purpose of calculating the Code Section 415 limitation under this Plan shall be the Plan Year.  The total allocation for any Plan Year (including Company contributions, forfeitures and employee contributions, but excluding rollovers) to a Participant’s accounts in all defined contribution plans maintained by the Company shall not exceed the lesser of 100% of such Participant’s Statutory Compensation (net of any withholdings or other deductions) or $40,000.00 (as adjusted under Code Section 415(d)); provided, however, that:

(i)                                     The following shall be included in the allocations aggregated above:  (i) amounts allocated after March 31, 1984, to an individual medical account, as defined in Section 415(l)(2) of the Code, which is part of a pension or annuity plan maintained by the Company; and (ii) amounts paid or allocated after December 31, 1985, in taxable years ending after such date, to a welfare benefit plan (as defined in Section 419(e) of the Code) on behalf of a Key Employee (as defined in Article 15) for the provision of post-retirement medical benefits.

(ii)                                  The following shall not be included in the allocations aggregated above:  (i) Employee contributions allocated in Plan Years beginning before January 1, 1987 except for non-deductible voluntary contributions in excess of 6% of Statutory Compensation (not to exceed ½ of all non-deductible voluntary contributions for the Plan Year); (ii) Company contributions described in Section 3.2(c)(iii); and (iii) forfeitures of Company Stock if such Stock was purchased with the proceeds of a loan described in Section 6.4 and such forfeitures are allocated in Plan Years in which no more than one-third of the annual Company contribution is allocated to accounts of Highly Compensated Employees.

(iii)                               The 100% of Compensation limitation provided above shall not apply to any contribution for medical benefits after separation of service (within the meaning of Code Sections 401(h) or 419(f)(2) which is otherwise included in the total allocation.

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(b)                                 The total allocation for any Plan Year to a Participant’s accounts in all defined contribution plans (as defined in Subsection (a) above) maintained by the Company and all Related Companies shall not exceed $40,000.00 (as adjusted under Code Section 415(d)).

(c)                                  If the amount allocated to the accounts of any Participant violates the limitations contained in this Section because of an allocation of forfeitures, a reasonable error in estimating a Participant’s Compensation, or a reasonable error in determining the amount of Elective Deferrals, the excess amount (taken from such plans or accounts as the Committee shall decide) shall (unless returnable to the Company or the Participants under Article 3) be placed into a suspense account and allocated (before any additional contribution which would be subject to the limitation contained in this Section can be made) as a forfeiture under Section 8.2 in the Plan Year in which such amount was contributed or in the first Plan Year thereafter in which such allocation is permitted.  Corrections for failures shall be completed in accordance with the applicable terms of the Employee Plans Compliance Resolution System (“EPCRS”) program, as described in Rev. Proc. 2008-50 or any superseding guidance.

(d)                                 If a short limitation year is created because of an amendment changing the limitation year to a different 12-consecutive month period, the maximum permissible allocation may not exceed the dollar limitation described in Subsection (a) above prorated by the number of months in the short limitation period.

(e)                                  If the Plan is terminated effective as of a date other than the last day of the Plan’s limitation year, the Plan is treated for purposes of this section as if the Plan was amended to change its limitation year.  As a result of this deemed amendment, the Section 415(c)(1)(A) dollar limit must be prorated under the short limitation year rules contained in Section 1.415(j)-1(d) of the Treasury Regulations.

7.4                               Valuation.  The Fund shall be valued on a daily basis (or at such other intervals not less frequently than annually as the Committee may determine) on the basis of the fair market value of the assets in the Fund then held by the Trustee.  Within a reasonable time after the end of each Plan Year, the Company shall notify each Participant of his interest in the Fund as of such date.  If an Employee’s service with the Company is terminated during a valuation period in which the value of the Fund has changed substantially, the Committee in its sole discretion may order a revaluation of the Fund as of the date of such termination, and in that case net earnings, gains or losses and changes in the fair market value of the Fund shall be determined and allocated as if the revaluation date were the last day of a valuation period. If the Company Stock is not readily tradable on an established securities market, Company Stock shall for all purposes under the Plan be valued as of the last day of each Plan Year by an independent appraiser as that term is defined in Section 401(a)(28)(C) and the regulations promulgated thereunder.  Notwithstanding the foregoing, in the case of a transaction between the Plan and a disqualified person, fair market value must be determined as of the date of the transaction, as required by Treasury Regulation Section 54.4975-11(d)(5).

7.5                               Construction of Employee Credits.  Nothing herein contained shall be deemed to give any Participant any interest in any specific property of the Fund, nor to vest any right, title or interest in or to any assets of the Fund.  Each Participant shall only have the right to receive payments at the time or times and upon the terms and conditions expressly hereinafter set forth in this Plan.

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ARTICLE 8

DISTRIBUTION OF BENEFITS
UPON TERMINATION OF SERVICE

8.1                               Events Requiring Distribution of Benefits.  The Participant’s Plan benefit (to the extent vested as provided below) shall be distributed to him or, after his death, to his Beneficiary upon his retirement, death, Permanent Disability or severance of employment for any other reason, at the times and in the manner provided in Section 8.6.  If a Participant continues to work beyond his Normal Retirement Date, he shall continue to participate in the Plan until his employment is terminated.

8.2                               Vesting.  A Participant’s elective account, base matching account, rollover account, and employer 3% contribution account (transferred from the CBBI Plan) shall be fully vested and nonforfeitable at all times.  A Participant’s profit-sharing account, ESOP Company Contributions account, excess matching account, and employer discretionary account (transferred from the CBBI Plan) shall become fully vested and nonforfeitable upon his Normal Retirement Date, death or Permanent Disability while still an Employee.  In all other circumstances, the Participant’s profit-sharing account, ESOP Company Contributions account, excess matching account, and employer discretionary account shall be vested according to the following schedule:

Years of Service	Vested Percentage of Assets Allocated to Account
1	20%
2	40%
3	60%
4	80%
5	100%

Any Employee who has at least 3 Years of Service as of the date on which an amendment to the vesting schedule is adopted shall have his vested percentage calculated without regard to the amendment if to do so would increase his vested percentage.  No amendment to the vesting schedule shall reduce the percentage of any Employee’s accounts already vested as of the later of the date on which such amendment was adopted or the date on which it was made effective. Effective for all amendments to the Plan adopted after August 9, 2006, in the event the vesting schedule is amended for any reason, with respect to benefits accrued as of the later of the adoption or effective date of such amendment, the vested percentage of each Participant will be the greater of the vested percentage under the old vesting schedule or the vested percentage under the new vesting schedule.

The nonvested portion of the Participant’s accounts, if any, shall be forfeited at the earlier of (i) the last day of the Plan Year in which the terminated Participant received the final distribution from his accounts or (ii) the last day of the Plan Year in which the terminated Participant ceased to be eligible to recover the nonvested portion of his accounts as provided

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below (for the purpose of this calculation, a Participant whose employment is terminated at a time when he has no vested interest in the Plan is deemed to have received a final distribution of $0 on the date of his termination).  Amounts so forfeited shall be used to pay expenses incurred in the administration of the Plan, as provided under Section 3.10.  In the event forfeitures remain following payment of expenses, such amounts shall be reallocated to the types of accounts from which they were forfeited of all remaining Eligible Participants in the same proportion as the Company contributions allocated to those accounts for the Plan Year in which the forfeiture occurs (or that would have been allocated had Company contributions been made for that Plan Year).  In calculating the amount to be reallocated, any special allocation for integration with Social Security shall be disregarded.  Any amounts to be reallocated which would exceed the limitations contained in Section 7.3 hereof shall be retained in the separate account and forfeited in the first year thereafter in which such allocation would not exceed the limitations.  If the terminated Participant rejoins the service of the Company before he completes 5 consecutive One-Year Breaks In Service following his termination, the Company shall add to the accounts from which the interests were originally taken (from his separate forfeiture account if it has not yet been reallocated, from other forfeiture accounts ready to be reallocated in that year, or from current Company contributions, which contributions shall not be subject to the limitations contained in Article 3) an amount equal to the nonvested portion that was placed into the forfeiture account upon termination, and thereafter the Participant’s vested interest in such augmented accounts shall be calculated as follows:  (i) the amount added to the Participant’s accounts because of his return to service, together with any earnings attributed thereto, shall vest according to the formula X = P (B+D) — D, where X is the vested percentage of such amount at any particular time, P is the Participant’s vested percentage under the first paragraph of this Section (counting both pre-break and post-break Years Of Service), B is the current balance of such amount plus earnings thereon, and D is the amount that had been distributed to the Participant upon his termination; and (ii) all subsequent additions to such accounts, together with any earnings attributable thereto, shall vest in accordance with the first paragraph of this Section (counting both pre-break and post-break Years Of Service).  If the Participant does not rejoin the service of the Company before incurring 5 consecutive One-Year Breaks in Service but either (i) had any vested interest in his forfeitable accounts at the time of termination or (ii) the number of his consecutive One-Year Breaks In Service was less than his Years Of Service prior to the break (excluding any Years Of Service disregarded because of a prior break in service), his accounts will not be augmented as described above but his vested interest in all subsequent additions to such accounts shall be based on both pre-break and post-break Years Of Service.  In all other cases, the Participant’s accounts shall not be augmented and his vested interest in all subsequent additions thereto shall be based on post-break service only.  Effective January 1, 2006, and in accordance with Treasury Regulation Section 1.401(k)-1(c), a Participant who maintains a nonforfeitable interest in an elective account shall be treated as maintaining a vested interest in the Participant’s aggregate account, including any otherwise forfeitable account.

Where there is any Company Stock in a Participant’s account which was acquired in a financed purchase as described in Section 6.4 and a portion of such account is to be forfeited, the following rules shall apply to the Company Stock which was acquired in the financed purchase:  (i) any forfeiture of Company Stock will come first from Company Stock which was not acquired in such a financed purchase, to the extent thereof, and the balance of the forfeiture will come from Company Stock which was acquired in such a financed purchase; and (ii) if more than one class of Company Stock acquired in a financed purchase has been allocated to the

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account, any forfeiture of such Company Stock shall be in equal proportions from each such class.

8.3                               Valuation of Benefits.  After a Participant’s employment is terminated, and subject to any special valuation provisions set forth elsewhere in this Plan, the Trustee shall distribute the vested portion of the Participant’s accounts on the date(s) described below, valued as of the last day of the preceding valuation period, minus any interim distributions and plus any interim allocations.

8.4                               Method of Distribution.  Except as provided in Sections 8.5 and 8.6 below, the amount specified in the preceding Section shall be distributed in one or more of the following methods as the Participant may elect by means of a written notice of election delivered to the Committee:

(a)                                 A lump sum payment.

(b)                                 Periodic installments over a fixed period.

Notwithstanding the preceding, with respect to ESOP Company Contributions, unless the Participant elects a different method of distribution, the distribution of a Participant’s benefit shall be in substantially equal periodic installments (not less frequently than annually) over a period of (i) 5 years or (ii) in the case of a Participant with a benefit in excess of $800,000, 5 years plus 1 year (but not more than 5 additional years) for each $160,000 or fraction thereof by which such benefit exceeds $800,000.  The numbers in the foregoing sentence shall be adjusted automatically to reflect cost-of-living adjustments determined by the Commissioner of Internal Revenue pursuant to Section 409(o)(2) of the Code.

The amount payable from the Participant’s account that is attributable to ESOP contributions shall be distributed in the form of Company Stock; provided, however, the distribution shall be entirely in cash rather than Company Stock if (i) the Participant so elects after written notice from the Committee of his option to receive cash, or (ii) the Company is an “S” corporation at the time of the distribution, or (iii) the Company forbids the distribution of Company Stock to terminated Participants on the basis of a provision in its charter or bylaws which restricts ownership of substantially all outstanding employer securities to employees or to trusts qualified under Section 401(a) of the Code; provided, however, that the portion of the Participant’s account that is attributable to ESOP contributions but directed into other investments under the diversification right set forth herein shall be distributed in cash rather than Company Stock, subject to the Committee’s right to eliminate this provision if the Company Stock becomes readily tradable on an established securities market.

If the Participant’s termination of service is by reason of death, or if the Participant dies after termination but before the payment of benefits hereunder commences, the Participant’s benefit shall be distributed to his Beneficiary in the form selected by such Beneficiary in writing.

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8.5                               Annuity Requirement.

Notwithstanding Section 8.4 above (and subject to the exception set forth in subsection (e) below):

(a)                                 If a Participant is married on his Benefit Starting Date, or if he is married on the date of his retirement or other termination and does not die before benefit commencement, his benefits (derived from Company contributions, Elective Deferrals and non-deductible employee contributions) shall (unless he has elected otherwise as permitted herein) be paid in the form of a qualified joint and survivor annuity, under which the Participant receives a monthly payment for life and upon his death his surviving spouse receives a monthly payment for her life equal to 50% of the monthly amount paid to the Participant. If a Participant is not married as provided above, his benefits shall (unless he has elected otherwise as permitted herein) be paid in the form of a straight life annuity, under which the Participant receives a monthly payment for life.  The annuities described in this paragraph shall be purchased from an insurance company with the entire vested balance of the Participant’s accounts.  Annuity contracts purchased under this Subsection (a) or Subsection (b) below shall be nontransferable when distributed, and payments under such contracts shall conform to the consent requirements of Subsection (c) below and Section 417 of the Code and all other requirements of the Retirement Equity Act of 1984.

(b)                                 If a Participant dies before his Benefit Starting Date and was married on the date of his death, the death benefits payable under this Plan by reason of the Participant’s death shall (unless the Participant or, after his death, his spouse elects otherwise as permitted herein) be paid to the Participant’s spouse in the form of an annuity for such spouse’s life.  The annuity shall be purchased from an insurance company with the vested balance of the Participant’s Plan accounts (taking into account any security interest held by the Plan by reason of a loan outstanding to the Participant and using, for the purchase of such annuity, a portion of any account containing employee contributions not greater than the ratio that the balance of such account bears to the balance of all such Participants’ accounts), and payments under such annuity shall commence on a date selected by the Participant’s spouse.

(c)                                  A Participant may elect not to have his benefits paid in accordance with this Section 8.5 or revoke or reinstate any such election at any time during the following applicable election period:  (i) with respect to the annuities described in Subsection (a), the 180-day period ending on the Participant’s Benefit Starting Date, and (ii) with respect to the survivor annuity described in Subsection (b), the period beginning on the earlier of the first day of the Plan Year in which the Participant attains age 35 or the date on which he separates from the service of the Company and ending on the Participant’s death.  No such election or reinstatement shall be effective unless the Participant’s spouse consents to it in writing and such consent acknowledges the effect of such election or reinstatement, names the specific form of distribution elected and the Beneficiary to whom benefits will be payable, and is witnessed by a Plan representative or notary public; provided, however, that such spousal consent shall not be required if it is established to the administrator’s satisfaction that there is no spouse or that the spouse cannot be located.  The consent of a spouse or the waiver of such consent because of an inability to locate a spouse shall be effective only with respect to that spouse.  A spouse may elect not to receive benefits in accordance with Subsection (b) of this Section or revoke or

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reinstate any such election at any time between the Participant’s death and the date on which benefit payments commence hereunder.

(d)                                 The Committee shall provide the Participant with a written explanation of (i) the terms and conditions of the annuities provided under this Section 8.5, (ii) the Participant’s right to make an election, revocation or reinstatement under this Section and the effect thereof, and (iii) the right of spousal consent described herein.  These explanations shall be provided within the following applicable notice period:  (i) with respect to the joint and survivor annuity described in Subsection (a), not more than 180 nor less than 30 days prior to the Benefit Starting Date; (ii) with respect to the survivor annuity described in Subsection (b), whichever of the following periods ends last:  (1) the period beginning on the first day of the Plan Year in which the Participant attains age 32 and ending on the last day of the Plan Year which precedes the Plan Year in which the Participant attains age 35; or (2) a reasonable period after the Employee became a Participant; provided, however, that if the Participant separates from service before attaining age 35, the notice with respect to the survivor annuity shall be given within a reasonable period after separation.  Notwithstanding the foregoing, no such explanation need be given with respect to the joint and survivor annuity or the survivor annuity, as the case may be, if such payment method cannot be waived and if the Plan fully subsidizes the cost of such benefit (i.e., the failure to waive the benefit would not result in a decrease in any Plan benefits with respect to the Participant or an increase in contributions by the Participant); provided, however, that if a Plan ceases to satisfy the rules set forth in this sentence, the explanation will be due on the later of the date provided in Subsection (ii) above or a reasonable period after the failure to satisfy such rules.  The Benefit Starting Date may begin before expiration of the 30-day notice period described above if (i) the written explanation described above was provided to the Participant before the Benefit Starting Date, (ii) the Participant has been provided information that clearly indicates that he has at least 30 days to consider whether to waive the annuity and elect (with spousal consent) a different form of distribution, and (iii) the Participant is permitted to revoke such waiver at any time before the later of the Benefit Starting Date or the end of the 7-day period beginning on the day after the written explanation was provided to the Participant.

(e)                                  The requirements of this Section 8.5 shall not apply to a Participant if (i) the Plan provides that such Participant’s entire vested benefit (reduced by any security interest held by the Plan by reason of a loan outstanding to such Participant) is payable on his death to his surviving spouse (or other Beneficiary permitted under the Plan, with a consent by the Participant’s spouse which satisfies the requirements of Section 8.5I), (ii) the Participant cannot or does not elect the payment of his benefits in the form of a life annuity, and (iii) with respect to such Participant, the Plan is not a direct or indirect transferee of a Plan to which Code Section 401(a)(11) applies.  If the foregoing requirements are met except that the Plan has received a transfer described in (iii) above, the requirements of Section 8.5 shall only apply to the assets so transferred and the income thereon so long as the Plan separately accounts for such assets and income.

(f)                                   The annuity requirements in this Section 8.5 are eliminated effective the later of April 1, 2005, or ninety days after a summary of material modifications is distributed to Participants summarizing the elimination of the annuity option.

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8.6                               Timing of Distribution.  The distribution of benefits under this Article shall ordinarily begin on a date selected by the Participant (or, in the event of the Participant’s death, by his Beneficiary) at any time after the date on which his employment with the Company is severed.  Such distribution date shall, however, be subject to the following rules:

(a)                                 Subject to Subsection (b) below, the Committee may delay the commencement of benefit payments to the extent reasonably necessary to permit the calculation of the Participant’s total benefit under the Plan, including the amount of any final contributions or earnings allocable to the Participant’s accounts.

(b)                                 If the distribution of benefits is to commence after the 60th day following the close of the Plan Year in which occurs the latest of (i) the earlier of the Participant’s Normal Retirement Date or his 65th birthday, (ii) the tenth anniversary of the date on which he first became a Participant, or (iii) the date on which his service with the Company is terminated, such deferred commencement shall be subject to the written consent of the Participant (if living).

(c)                                  If the distribution of benefits in excess of the cash-out amount specified in Subsection (d) below is to commence before the later of the Participant’s Normal Retirement Date or the date on which he attains age 62, such early commencement shall be subject to the written consent of the Participant’s spouse (if he was married at the time of commencement or death prior to commencement) obtained within 180 days prior to commencement in accordance with Section 8.5(c), unless that provision is inapplicable under the exception contained in Section 8.5(e).

(d)                                 Effective for distributions on or after March 28, 2005, if the balance of the Participant’s Plan accounts is not more than $1,000, the Committee shall distribute his benefit in a lump sum as soon as practicable after the Participant’s service with the Company was terminated and before his Benefit Starting Date.  Participant or spousal consent to such a cash-out shall not be required.

(e)                                  All distributions required under this Subsection will be determined and made in accordance with the Treasury Regulations under Code Section 401(a)(9).  Notwithstanding the other provisions of this Subsection, distributions may be made under a designation made before January 1, 1984, in accordance with TEFRA Section 242(b)(2) and the provisions of the Plan that relate to TEFRA Section 242(b)(2).  The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date as set forth in this Section.

(i)                                     If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:  (A) if the sole Beneficiary is the Participant’s surviving spouse, then except as provided in paragraph (ii) below, distributions to such spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70½, if later; (B) if the Participant’s surviving spouse is not the sole Beneficiary, then except as provided in paragraph (ii) below, distributions to the Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died; (C) if there is no Beneficiary as of

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September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death; (D) if the sole Beneficiary is the Participant’s surviving spouse and such spouse dies after the Participant but before distributions to such spouse begin, this paragraph, other than the provisions of (A) above, will apply as if the surviving spouse were the Participant.  For purposes of this paragraph and paragraphs (v) through (vii) below, unless the provisions of (D) above apply, distributions are considered to begin on the Participant’s Required Beginning Date.  If the provisions of (D) above apply, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under the provisions of (A) above.  If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under the provisions of (A) above), the date distributions are considered to begin is the date distributions actually commence.

(ii)                                  If the Participant dies before distributions begin and there is a Beneficiary, distribution to the Beneficiary is not required to begin by the date specified in paragraph (i) above provided the Participant’s entire interest will be distributed to the Beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.  If the sole Beneficiary is the Participant’s surviving spouse and such spouse dies after the Participant but before distributions to either the Participant or such spouse begin, this election will apply as if the surviving spouse were the Participant.

(iii)                               Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first calendar year distributions will be made in accordance with paragraphs (iv) through (vii) below.  If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code Section 401(a)(9) and the Treasury Regulations.

(iv)                              During the Participant’s lifetime, the minimum amount that will be distributed for each Required Distribution Year is the lesser of:  (A) the quotient obtained by dividing the Participant’s Account Balance by the distribution period in the Uniform Lifetime Table set forth in Treasury Regulations Section 1.401(a)(9)-9, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or (B) if the sole Beneficiary for the year is the Participant’s spouse, the quotient obtained by dividing the Participant’s Account Balance by the number in the Joint and Last Survivor Table set forth in Treasury Regulations Section 1.401(a)(9)-9, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution year.  Required minimum distributions will be determined under this paragraph beginning with the first Required Distribution Year and up to and including the year that includes the Participant’s date of death.  Participants or Beneficiaries may elect on an individual basis whether the 5-year rule or the Life Expectancy rule in paragraphs (i) and (vii) applies to distributions after the death of a Participant who has a Beneficiary.  The election must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin under paragraph (i), or by September 30 of the calendar year which contains the fifth anniversary of the Participant’s (or, if applicable, surviving spouse’s) death.  If neither the Participant nor Beneficiary makes an election under this

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paragraph, distributions will be made in accordance with paragraphs (i) and (vii) and, if applicable, the elections in paragraph (ii) above.

(v)                                 If the Participant dies on or after the date distributions begin and there is a Beneficiary, the minimum amount that will be distributed for each Required Distribution Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant’s Beneficiary, determined as follows:  (A) the Participant’s remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year; (B) if the sole Beneficiary is the Participant’s surviving spouse, the remaining Life Expectancy of such spouse is calculated for each distribution year after the year of the Participant’s death using the spouse’s age as of the spouse’s birthday in that year, and for distribution years after the year of the surviving spouse’s death, the remaining Life Expectancy of such spouse is calculated using the age of such spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year; and (C) if the Participant’s surviving spouse is not the sole Beneficiary, the Beneficiary’s remaining Life Expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(vi)                              If the Participant dies on or after the date distributions begin and there is no Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the Participant’s remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(vii)                           Except as provided below, if the Participant dies before the date distributions begin and there is a Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the remaining Life Expectancy of the Participant’s beneficiary, determined as provided in paragraph (v) above.  If the Participant dies before the date distributions begin and there is no Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.  If the Participant dies before the date distributions begin, the sole Beneficiary is the Participant’s surviving spouse, and the surviving spouse dies before distributions are required to begin to the surviving spouse under paragraph (i)(A), this paragraph will apply as if the surviving spouse were the Participant.  A Beneficiary who is receiving payments under the 5-year rule may make a new election to receive payments under the Life Expectancy rule until December 31, 2003, provided that all amounts that would have been required to be distributed under the Life Expectancy rule for all distribution calendar years before 2004 are distributed by the earlier of December 31, 2002 or the end of the 5-year period.

(viii)                        As used in this Section 8.6(e), the following terms shall have the meanings hereinafter set forth:

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A.                                    Beneficiary:  The individual who is designated by the Participant (or the Participant’s surviving spouse) as the beneficiary of the Participant’s interest under the Plan and who is the designated beneficiary under Code Section 401(a)(9) and Treasury Regulations Section 1.401(a)(9)-4.

B.                                    Required Distribution Year:  A calendar year for which a minimum distribution is required.  For distributions beginning before the Participant’s death, the first Required Distribution Year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date.  For distributions beginning after the Participant’s death, the first Required Distribution Year is the calendar year in which distributions are required to begin under paragraph (i) above.  The required minimum distribution for the Participant’s first Required Distribution Year will be made on or before the Participant’s Required Beginning Date.  The Required Minimum Distribution for other Required Distribution Years, including the Required Minimum Distribution for the Required Distribution Year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that Required Distribution Year.

C.                                    Life Expectancy:  Life expectancy as computed by use of the Single Life Table in Treasury Regulations Section 1.401(a)(9)-9, Q&A-1.

D.                                    Participant’s Account Balance:  The account balance as of the last valuation date in the calendar year immediately preceding the Required Distribution Year (“Valuation Calendar Year”) increased by the amount of any contributions made and allocated or forfeitures allocated to the account as of dates in the Valuation Calendar Year after the valuation date and decreased by distributions made in the Valuation Calendar Year after the valuation date.  The account balance for the Valuation Calendar Year includes any amounts rolled over or transferred to the Plan either in the Valuation Calendar Year or in the Required Distribution Year if distributed or transferred in the Valuation Calendar Year.

E.                                     Required Beginning Date:  The Required Beginning Date of a Participant is April 1st of the calendar year following the later of the calendar year in which the Participant attains age 70½ or the calendar year in which the Participant retires, except that the benefit distributions to a 5-Percent Owner must commence by April 1st of the calendar year following the calendar year in which the Participant attains age 70½.  Any Participant (other than a 5-Percent Owner) attaining age 70½ in years after 1995 may elect by April 1st of the calendar year following the calendar year in which the Participant attained age 70½ (or by December 31, 1997 in the case of a Participant attaining age 70½ in 1996), to defer distributions until April 1st of the calendar year following the calendar year in which the Participant retires.  Any Participant (other than a 5-Percent Owner) attaining age 70½ in years prior to 1997 may elect to stop distributions and recommence by April 1st of the calendar year following the year in which the Participant retires.  In the event the annuity requirements of Section 8.5 apply, the requirements in Notice 97-75, Q&A-8, must be satisfied for any Participant who elects to stop distributions.  There is no new Benefit Starting Date upon recommencement.

F.                                      5-Percent Owner:  A Participant is treated as a 5-Percent Owner for purposes of this Section 8.6(e) if such Participant is a 5-Percent Owner as defined in

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Code Section 416 at any time during the Plan year ending with or within the calendar year in which such 5-Percent Owner attains age 70½.

(ix)                              Waiver of the Required Minimum Distribution for 2009.  Notwithstanding the foregoing, effective January 1, 2009, a Participant or Beneficiary who would have been required to receive required minimum distributions for the 2009 required distribution year but for the enactment of Section 401(a)(9)(H) of the Code (“2009 RMDs”), and who would have satisfied that requirement by receiving distributions that are at least equal to the 2009 RMDs, will receive those distributions for the 2009 required distribution year unless the Participant or Beneficiary elects, in writing, to not receive such distributions for the 2009 required distribution year.  Notwithstanding the foregoing, if 2009 was the first required distribution year for a Participant or Beneficiary, such Participant or Beneficiary shall not receive such required minimum distribution unless the Participant or Beneficiary elects, in writing, to receive the 2009 RMD.  In addition, solely for purposes of applying Section 8.7 of the Plan, any 2009 RMDs distributed from the Plan for the 2009 Required Distribution Year, will be treated as eligible rollover distributions.

(f)                                   In the event the Committee permits the self-direction of investments and/or the designation of funds in accordance with the terms of Sections 6.2, and the Participant’s Plan accounts are not to be distributed, in accordance with the terms of this Section, within the Plan year in which the Participant’s employment is terminated, the Committee shall have the discretion to elect to invest such Participant’s plan accounts in the Default Fund under Section 6.2 or any other default investment option selected by the Committee in its absolute discretion.

8.7                               Rollover of Distribution.

(a)                                 This Section applies to distributions made on or after January 1, 1993.  Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this Section, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.  If a distribution is one to which Code Sections 401(a)(11) and 417 do not apply, such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Treasury Regulations is given, provided that (i) the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and (ii) the Participant, after receiving the notice, affirmatively elects a distribution.

(b)                                 Definitions.

(i)                                     Eligible rollover distribution:  An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include:  any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and

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the distributee’s designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and an in service hardship distribution from an elective account as described in Code Section 401(k)(2)(B)(i)(IV) received after December 31, 1998.

Effective for Plan Years commencing after December 31, 2001, for purposes of this Section, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income.  However, such portion may be transferred only to an individual retirement account or annuity described in Code Section 408(a) or (b), or to a qualified defined contribution plan described in Code Section 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.  Additionally, for taxable years beginning after December 31, 2006, such portion may also be transferred to an annuity contract described in Code Section 403(b) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.  Notwithstanding the foregoing, for purposes of this Section, any amount that is distributed on account of hardship shall not be an eligible rollover distribution and the distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement plan.

(ii)                                  Eligible retirement plan:  An eligible retirement plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), a qualified trust described in Code Section 401(a) that accepts the distributee’s eligible rollover distribution.  Effective for Plan Years commencing after December 31, 2001, an eligible retirement plan also includes an annuity contract described in Code Section 403(b), or an eligible plan under Code Section 457(b) maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state, and which agrees to separately account for amounts transferred into such plan from this Plan.  Effective for Plan Years commencing on or after December 31, 2007, an eligible retirement plan also includes an individual retirement account described in Code Section 408A(b).  In regards to an eligible rollover distribution of after-tax employee contributions, a qualified trust described in Code Section 401(a) or an annuity contract described in Code Section 403(b) that agrees to separately account for amounts so transferred (and earnings thereon) shall be an eligible retirement plan.  Effective for distributions after December 31, 2006, an individual retirement account established on behalf of a non-spouse Beneficiary, who is a designated Beneficiary within the meaning of Code Section 401(a)(9)(E), that will be treated as an inherited individual retirement account pursuant to Code Section 402(c)(11) shall also be an eligible retirement plan.

(iii)                               Distributee:  A distributee includes an Employee or former Employee.  In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is an alternate payee under a Qualified Domestic Relations Order, as defined in Code Section 414(p), are distributees with

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regard to the interest of the spouse or former spouse.  Effective January 1, 2007, a distributee shall also include a non-spouse Beneficiary who is a designated Beneficiary within the meaning of Code Section 401(a)(9)(E).

(iv)                              Direct rollover:  A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

(v)                                 Any distribution made to a non-spouse Beneficiary pursuant to this Subsection 8.7 shall be made in accordance with Notice 2007-7 and any superseding guidance.

8.8                               In-Service Distribution of Cash Dividends.  Any cash dividends payable on Company Stock allocated to the accounts of Participants may, at the option of the Company, be paid currently (or within 90 days after the end of the Plan Year in which the dividends are paid to the Plan) in cash by the Trustee to such participants (or their Beneficiaries) on a nondiscriminatory basis, or the Company may pay such dividends directly to the Participants (or Beneficiaries).  Such distribution of cash dividends may be made with respect to all shares allocated to Participant accounts or at the Company’s option, limited to shares allocated to the vested portion of Plan accounts or to Participants who are still Employees of the Company as of the date of distribution.

8.9                               Compliance With Securities Laws.  Transactions involving shares of Company Stock, including distribution, purchases and sales, shall be made only in compliance with applicable federal and state securities laws and provisions of the Company’s articles and bylaws.  Where necessary in order to comply with such laws or the provisions of the Plan, (i) shares of Company Stock distributable hereunder must be acquired for investment and not with a view to a public distribution thereof, (ii) the distributee shall make a written representation to such effect, and (iii) an appropriate legend shall be placed on any stock certificates delivered to the distributee.

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ARTICLE 9

DISTRIBUTION OF BENEFITS
PRIOR TO TERMINATION OF SERVICE

9.1                               Elective Deferrals.  Upon written application from a Participant prior to the severance of his employment with the Company, the Committee may make an in-service distribution to the Participant from his elective account, but only upon:

(a)                                 Termination of the Plan if the Company does not maintain (or within 12 months of the distribution adopt) another qualified defined contribution plan;

(b)                                 A showing that the Participant has attained age 59½; or

(c)                                  A showing by the Participant that he has an immediate and heavy financial need for the distribution in order to pay for (1) expenses for (or necessary to obtain) medical care (as described in Code Section 213(d)) for the Participant, the Participant’s spouse, dependents, or, effective for distributions occurring on or after August 17, 2006, primary Beneficiary, (2) costs directly related to the acquisition of the Participant’s principal residence (excluding mortgage payments), (3) tuition, related educational fees or room and board expenses for the next 12 months of post-secondary education for the Participant, his spouse, children, dependents, or, effective for distributions occurring on or after August 17, 2006, primary Beneficiary, (4) payments necessary to prevent the eviction of the Participant from the Participant’s principal residence or the foreclosure of a mortgage thereon, (5) effective for Plan Years commencing after December 31, 2005, payments for burial or funeral expenses for the Participant, the Participant’s spouse, children, dependents, or, effective for distributions occurring on or after August 17, 2006, primary Beneficiary, or (6) effective for Plan Years commencing after December 31, 2005, expenses to repair damages to the Participant’s principal residence that would qualify for a casualty loss deduction under Code Section 165; and that the distribution is necessary to satisfy that need.  The distribution will be deemed necessary only if (i) it does not exceed the amount of the need (plus the amount of any federal, state and local taxes and penalties on the distribution itself), (ii) the Participant has exhausted all other distributions and nontaxable loans available under this Plan and all other plans maintained by the Company or a Related Company, and (iii) this Plan and all other plans maintained by the Company or a Related Company suspend Elective Deferrals and employee contributions by the Participant for at least 6 months after his receipt of a hardship withdrawal hereunder.  A hardship distribution may not include gains allocated to the elective account.  For purposes of this paragraph (c), a Participant’s primary Beneficiary is an individual who the Participant names as a Beneficiary and who has an unconditional right to all or a portion of the Participant’s account balance under the Plan upon the Participant’s death.

Distributions under (a) above may only be made in a single lump sum payment of the Participant’s entire account balance.

9.2                               Other Vested Interest.  Upon written application from a Participant prior to the severance of his employment with the Company, the Committee may make an in-service

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distribution to the Participant from his vested interest in his other Plan accounts, subject to the following restrictions:

(a)                                 Distributions from any rollover accounts may be made at any time.

(b)                                 Distributions from a profit-sharing or excess matching account may be made upon the occurrence of any of the events listed in Section 9.1.

(c)                                  Distributions from a base matching account may be made upon the occurrence of any of the events listed in Section 9.1(a)-(b).

(d)                                 No in-service distributions are permitted from a Participant’s ESOP Company Contributions Account.

9.3                               Governing Rules.  The in-service distributions permitted by this Article shall be governed, where applicable, by the rules concerning other distributions under this Plan, and the Participant’s interest in all amounts not distributed shall vest in accordance with the formula set forth in Section 8.2.

The Committee shall direct the trustee to make a distribution to an alternate payee even though the Participant is still employed by the Company, to the extent required under any Qualified Domestic Relations Order described in Section 16.2.

If a predecessor pension plan was merged or spun off into this Plan or amended in full to become this Plan, the assets from such pension plan (and the gains thereon) shall not be distributable under this Article until the Participant attains his Normal Retirement Date.

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ARTICLE 10

OPTIONS WITH REGARD TO DISTRIBUTED STOCK

10.1                        Option to Sell Distributed Stock.  Unless the Company is a bank (as defined in Code Section 581) which is prohibited by law from redeeming or purchasing its own securities, a Participant or Beneficiary (or the estate or estate distributee of any such person) who has received Company Stock may put such Stock to the Company by notifying the Committee of his intention to exercise such option during the exercise periods described below, and the Company shall thereupon purchase such Stock as provided below.  The periods for the exercise of this option are (i) the 60-day period following the Participants’ receipt of the Company Stock and (ii) the 60-day period following the later of the last day of the Plan Year in which the Company Stock was received or the date on which the fair market value of the Company Stock as of the last day of such Plan Year is determined hereunder.  The Company may direct the Plan to assume its purchase obligations hereunder.

10.2                        Option to Purchase Distributed Stock.  A Participant who has received Company Stock distributed under this Plan may sell or otherwise dispose of such Stock or any portion thereof to any person if permitted by law; provided, however, that (if such Stock is not then publicly traded) such Participant shall give 30 days prior written notice of such sale or disposition to the Committee.  Upon receipt of such notice, the Plan shall have the right, privilege and option to purchase from the Participant all or any portion or such Stock by so notifying the Participant within 14 days after the Committee’s receipt of the notice.  If the Plan fails or declines to exercise such option, or if the Plan exercises its option with respect to only a portion of such Stock, the Company shall have the second right, privilege and option to purchase the remaining Stock, such option to be exercised within 30 days after the Committee’s receipt of the notice.  If the Plan and the Company fail to exercise their options as to all or a portion of such Stock, the stockholder may sell or dispose of it as he chooses; provided, however, that if such sale or disposition does not occur within 6 months of the Committee’s receipt of the notice, then the stockholder must renew the notice and give the Plan and the Company another option to purchase the Stock as provided herein.

Transfer by a Participant of distributed Stock to his account in a trust qualified under Sections 401(a) and 501(a) of the Code shall not constitute a sale or other disposition within the meaning of this Section.

10.3                        Option Price and Terms.  The price of each share of Company Stock sold under the options described in this Article shall be the fair market value of such share determined in accordance with this Plan as of the valuation date coinciding with or next preceding the date on which the stock is transferred to the purchasing party.  The terms shall be payment in 5 substantially equal annual installments of principal and interest (at two percentage points above the prime rate) beginning with the first such installment within 30 days after exercise of the option.  The payment obligation shall be secured by a pledge of the Company Stock sold.

10.4                        Options Not Terminable.  This Article shall continue to apply to Company Stock distributed under the Plan notwithstanding the fact that the Plan should at any time cease to be an employee stock ownership plan within the meaning of Code Section 4975.

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10.5                        Options Not Applicable To Publicly-Traded Stock.  The options set forth in this Article shall not apply to Company stock which is readily tradable on an established securities market.  If distributed Company Stock ceases to be so tradable at any time, it shall become subject to the purchase option described above upon receipt by the distributee of notice of cessation from the Plan or the Company.  If distributed Company Stock ceases to be so tradable before the sell option periods described above would have expired, the distributee shall be entitled to exercise such option for the remainder of the option periods and the Company shall notify the distributee of such right within 10 days after the Company Stock ceases to be so tradable.  If the Company fails to give such notice within the required 10-day period, the first option period to which such notice would have applied shall be extended by the number of days which the notice was late.

10.6                        Certain Arrangements Barred.  Notwithstanding any provision herein to the contrary and except as otherwise allowed under Treasury Regulations Section 54.4975-7(b)(10), (11), and (12) and any other applicable laws and regulations, the Plan shall not obligate itself to acquire securities from any security holder at an indefinite time determined upon the happening of an event such as the death of the security holder pursuant to Treasury Regulations Section 54.4975-11(a)(7)(i)

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ARTICLE 11

DESIGNATION OF BENEFICIARY

11.1                        Written Designation of Beneficiary.  Each Participant shall designate in writing, in the form and manner prescribed by the Committee, a Beneficiary or Beneficiaries to receive the benefits payable under the Plan by reason of death if the spousal benefits required under Section 8.5(a) or (b) are not applicable or have been duly waived.  The spouse of a married Participant shall be his sole Beneficiary unless the spouse consents (in the manner described in Section 8.5(c)) to a different arrangement.  A Participant shall have the right to change his designated Beneficiaries by similar notice filed with the Committee (subject to spousal consent in the form described in Section 8.5(c)).

11.2                        Payments When No Proper Beneficiary Designation.  Wherever provision is made hereunder for the payment of any death benefit to the Beneficiary other than as required under Section 8.5(a) or (b) and there shall be no properly designated Beneficiary surviving the Participant, such benefit shall be paid to the following person or persons if they are living on the date of the Participant’s death and if their existence and whereabouts are known to the Committee:

(a)                                 to the Participant’s spouse; or, if none, then

(b)                                 equally among the Participant’s children per stirpes; or, if none, then

(c)                                  to the Participant’s estate.

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ARTICLE 12

AMENDMENT OF PLAN

The Company reserves the right to amend the Plan in whole or in part at any time and for any reason and to give such amendment retroactive effect to the extent permitted by applicable law.  The Administrative Committee may make any amendments to the Plan that are necessary to maintain the tax qualification of the Plan or that the Administrative Committee determines, in its discretion, do not have a substantial impact on the Company’s cost for the Plan and would improve the efficient administration of the Plan.  Except to the extent the Board grants additional amendment authority to the Administrative Committee or other committee, person, or persons, all other amendment shall be made by appropriate action of the Board.

(a)                                 The timing of an amendment must not have the effect of discriminating significantly in favor of Highly Compensated Employees.

(b)                                 No amendment may reduce the accrued benefit of any Participant.

(c)                                  Except as permitted under Section 403 of ERISA, no amendment may cause or permit any portion of the Plan’s assets to revert to the Company or otherwise be used for any purpose other than to provide benefits to Participants and their Beneficiaries and to pay the reasonable expenses of the Plan.

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ARTICLE 13

TERMINATION OF PLAN

13.1                        Company’s Right to Terminate Plan or Discontinue Contributions.  The Company has established this Plan with the bona fide intention and expectation that it will be able to make its contributions indefinitely, but the Company is not and shall not be under any obligation or liability whatsoever to continue its contributions or to maintain the Plan for any given length of time and may, in its sole and absolute discretion, terminate the Plan or discontinue contributions without terminating the Plan at any time without any liability whatsoever for such discontinuance or termination.  Upon termination of the Plan (including partial termination of the Plan), or upon complete discontinuance of contributions under the Plan, the rights of all affected Employees to benefits accrued to the date of such termination, partial termination or discontinuance shall be fully vested and nonforfeitable.

13.2                        Rights of Employees on Termination.  Upon termination of the Plan, the Committee shall revalue the assets of the Fund and the individual accounts of all Participants as of the date of termination and, after satisfying current obligations of the Plan and setting aside assets for future anticipated obligations of the Fund, shall allocate all unallocated assets of the accounts of the Participants as of the date of termination in the proportion that the current Compensation of each individual Participant bears to the total Compensation of all such Participants as of such date.  The net value of each Participant’s accounts shall be distributed to him in a lump sum payment or in such other manner specified under Article 8 as the Committee may permit with respect to all Participants.

Notwithstanding the foregoing, if the Plan terminates and does not offer an annuity option, and if reasonable efforts to locate a Participant (or Beneficiary, if the Participant is deceased) are unsuccessful or a Participant (or Beneficiary) is unresponsive to written notices requesting direction regarding the distribution of such Participant’s (or Beneficiary’s) account balances, then the Plan Administrator may, at its sole discretion, cause the Participant’s (or Beneficiary’s) account balances to be distributed to an individual retirement account or other alternative arrangement established for the benefit of the Participant (or Beneficiary) without such Participant’s (or Beneficiary’s) consent; provided, however, that if the Company (or any entity within the same controlled group as the Company) maintains another defined contribution plan other than an employee stock ownership plan (as defined in Section 4975(e)(7) of the Code), then a missing or unresponsive Participant’s (or Beneficiary’s) account balances may be transferred without such Participant’s (or Beneficiary’s) consent only to the other defined contribution plan.

13.3                        Merger, Consolidation or Transfer of Assets.  This Plan may not be merged into or consolidated with any other plan, nor may its assets or liabilities be transferred to such other plan, unless each Participant would (if the surviving plan were then terminated) receive a benefit immediately after such merger, consolidation or transfer which would be equal to or greater than the benefit that he would have been entitled to receive if this Plan had been terminated immediately prior to such merger, consolidation or transfer.

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ARTICLE 14

INVESTMENT IN LIFE INSURANCE CONTRACTS

The purchase of individual life insurance as an investment of any Participant’s or Former Participant’s account is prohibited.

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ARTICLE 15

TRANSFER FROM QUALIFIED PLANS
OR INDIVIDUAL RETIREMENT ACCOUNTS

Any Employee may, with the consent of the Committee and subject to such rules or limitations as the Committee may impose, transfer into the Fund any money or property maintained in any of the following, as permitted by law:

(a)                                 a qualified plan described in Code Section 401(a) or 403(a), excluding after-tax employee contributions;

(b)                                 a qualified plan described in Code Section 401(a) or 403(a), including after-tax employee contributions;

(c)                                  an annuity contract described in Code Section 403(b), excluding after-tax employee contributions;

(d)                                 an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state; or

(e)                                  an individual retirement account or annuity described in Code Section 408 which is eligible to be rolled over.

Application for such a transfer shall be made by the Employee in writing and shall specifically state that the amount to be transferred is a qualifying rollover contribution under said provisions of the Internal Revenue Code.  If it consents to the transfer, the Committee shall forward the application to the Trustee and direct the Trustee to open and maintain a separate account for such transferred money or property and the earnings and gains thereon, which account shall be at all times fully vested and nonforfeitable.  Such account may be commingled with the general Fund and invested, administered, valued, credited with gains and losses and distributed in the same manner as other Participants’ accounts hereunder (except that the assets of the account may be distributed at any time upon the request of the Participant).

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ARTICLE 16

TOP-HEAVY PLAN RULES

16.1                        Definitions.  The following definitions shall apply for the rules set forth in this Article:

(a)                                 “Key Employee” shall mean, in a Plan Year, an Employee or former Employee (including any deceased employee) who at any time during such Plan Year was:

(i)                                     An officer of the Company (as that term is defined within the meaning of the regulations under Section 416 of the Code) having annual Compensation greater than $130,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2002);

(ii)                                  A “five percent owner” of the Company.  “Five percent owner” means any person who owns (or is considered as owning within the meaning of Code Section 318) more than 5% of the outstanding stock of the Company or stock possessing more than 5% of the total combined voting power of all stock of the Company or, in the case of an unincorporated business, any person who owns more than 5% of the capital or profit interest in the Company.  In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c), and (m) shall be treated as separate employers; or

(iii)                               A “one percent owner” of the Company having an annual Statutory Compensation from the Company of more than $150,000.  “One percent owner” means any person who owns (or is considered as owning within the meaning of Code Section 318) more than 1% of the outstanding stock of the Company or stock possessing more than 1% of the total combined voting power of all stock of the Company or, in the case of an unincorporated business, any person who owns more than 1% of the capital or profit interest in the Company.  In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c), and (m) shall be treated as separate employers.  However, in determining whether an individual has Statutory Compensation of more than $150,000, Statutory Compensation from each employer required to be aggregated under Code Sections 414(b), (c), and (m) shall be taken into account.

The determination of who is a Key Employee will be made in accordance with Code Section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

(b)                                 “Non-Key Employee” shall mean any Employee, former Employee or Beneficiary (including a former Key employee) who is not a Key Employee as of the Determination Date.

I                                           “Aggregation Group” shall mean (i) each qualified retirement plan of the Company in which a Key Employee is a Participant, or was a Participant at any time during the Plan Year containing the Determination Date or any of the four preceding Plan Years, (ii) each qualified retirement plan of the Company or of a Related Company which enables any plan

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described in Subsection (i) above to satisfy the requirements of Section 401(a)(4) or Section 410 of the Code, and (iii) any other qualified retirement plan of the Company or of a Related Company which the Company wishes to include in the Group if the Group, taking such plan into account, would continue to satisfy the requirements of Section 401(a)(4) and Section 410 of the Code.  A terminated plan shall be included in the Aggregation Group if it was maintained within the last 4 years ending on the Determination Date and would have been included under the foregoing definition but for the fact that it terminated.

(d)                                 The “Determination Date” for the first Plan Year of the Plan shall be the last day of such Plan Year.  The “Determination Date” for each subsequent Plan Year shall be the last day of the prior Plan Year.  When aggregating plans with different Determination Dates, calculations shall be made based on Determination Dates falling within the same calendar year.

(e)                                  “Accrued Benefit” shall mean the Employee’s benefit under the Plan at any Determination Date attributable to either Company contributions or non-deductible employee contributions.  The present values of Accrued Benefits and the values of Accounts of an Employee as of the Determination Date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Code Section 416(g)(2) during the one year period ending on the Determination Date.  The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i).  In the case of a distribution made for a reason other than severance from employment, death or disability, this provision shall be applied by substituting a five year period for the one year period.  The Accrued Benefits and Accounts of any individual who has not performed services for the Company during the one year period ending on the Determination Date shall not be taken into account.

(f)                                   “Accounts” shall mean all of an Employee’s Plan accounts other than any accounts maintained exclusively for deductible employee contributions and the earnings thereon.  The value of each Account shall be adjusted to add back in any amounts distributed within 5 years of the Determination Date.

16.2                        Determination of Top-Heaviness.  This Plan shall be considered a Top-Heavy Plan with respect to a particular Plan Year commencing on or after January 1, 1984, if, as of the Determination Date for such Plan Year, the aggregate value of the Accounts of Key Employees under the Plan exceeds 60% of the aggregate value of such Accounts of all Key and Non-Key Employees.  The Plan shall also be considered a Top-Heavy Plan during a Plan Year if it is a member of an Aggregation Group of plans and if, as of the Determination Date, the sum of (i) the present value of the cumulative Accrued Benefits for Key Employees under all defined benefit plans in the Group and (ii) the aggregate value of the Accounts of Key Employees under all defined contribution plans (including Simplified Employee Pension Plans and any plan accounts treated as defined contribution plans) in the Group exceeds 60% of a similar sum determined for all Key and Non-Key Employees in such plans.  Notwithstanding the foregoing, the Plan shall not be considered Top-Heavy if the only contributions to this Plan consist of a cash or deferred arrangement meeting the requirements of Code Section 401(k)(12) or 401(k)(13) and matching contributions meeting the requirements of Code Section 401(m)(11) or 401(m)(12).  The foregoing calculations shall be carried out in accordance with Code Section 416(g), and for

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that purpose Code Subsections 416(g)(3), 416(g)(4)(A), 416(g)(4)(B), 416(g)(4)(E), and 416(g)(4)(H) are incorporated herein by reference.

16.3                        Effect of Top-Heaviness.  During each Plan Year for which this Plan is a Top-Heavy Plan as described above, the following rules shall apply, and shall supersede any contrary provisions in the Plan:

(a)                                 Unless the Participant’s interest in his Plan Accounts for the purpose of calculating his termination benefits under the plan is fully vested in accordance with Section 8.2 after completion of not more than 3 Years Of Service, such Participant’s vested interest shall be the greater of the vested interest specified in Section 8.2 or the vested interest specified in the following schedule:

Years of Service	Percentage of Vesting

1	0%
2	20%
3	40%
4	60%
5	80%
6	100%

Once a Participant’s vested interest has been subject to the foregoing vesting schedule because of the operation of this Section, his vested interest shall thereafter continue to be the greater of the vested interest specified in the foregoing vesting schedule or the vested interest specified in Section 8.2 even in years in which the Plan is no longer Top-Heavy.

(b)                         The minimum allocation of Company contributions and forfeitures to the profit-sharing account of each Participant who is not a Key Employee and who was still employed by the Company on the last day of the Plan Year (whether or not the Participant was otherwise an Eligible Participant during that Plan Year) shall be an amount equal to not less than the lesser of 3% of such Participant’s Statutory Compensation for that Plan Year or the percentage of such Statutory Compensation allocated to the employer contribution accounts and elective employee contribution accounts of the Key Employee who received the highest aggregate percentage allocation to the Plan and all other defined contribution plans in an Aggregation Group which includes this Plan.  The minimum allocation in the foregoing sentence shall be increased to 5% of Statutory Compensation (as defined under the Plan as of the calculation date) for any Plan Year in which the Participant participates in both a defined contribution plan and a defined benefit plan maintained by the Company or any Related Company.  Company matching contributions, if applicable, shall be taken into account for purposes of satisfying the minimum contribution requirements of Code Section 416(c)(2) and the Plan.  The preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan.  Company matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the Actual Contribution Percentage Test and other requirements of Code Section 401(m), in accordance with the terms of Treasury Regulations Section 1.401(m)-2(a)(6).  There shall be no minimum

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allocation hereunder for any Plan Year in which the Participant participates in both this Plan and another defined contribution plan maintained by the Company or any Related Company and the required minimum allocation described above is provided under the other plan.  The Company may provide that the minimum benefit requirement shall be met in another plan (including another plan that consists solely of a cash or deferred arrangement which meets the requirements of Code Section 401(k)(12) and matching contributions with respect to which the requirement of Code Section 401(m)(11) are met).

The Plan shall comply with the foregoing rules without taking into account contributions or benefits under Chapter 2 or Chapter 21 of Title II of the Social Security Act or under any other federal or state law.

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ARTICLE 17

ALIENATION OF INTEREST

17.1                        Spendthrift Clause.  Except with respect to Participant loans, federal income tax withholding and Qualified Domestic Relations Orders under Section 16.2, a Participant’s interest under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, including any such liability which is for alimony or other payments for the support of a spouse or former spouse or for any other relative of the Participant, prior to actually being received by the person entitled to the benefit under the terms of the Plan; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to benefits payable hereunder shall be void.  The Plan shall not in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any person entitled to benefits hereunder.

17.2                        Qualified Domestic Relations Orders.  Notwithstanding the foregoing, the Committee may direct the Trustee to comply with a Qualified Domestic Relations Order.  A Qualified Domestic Relations Order is a judgment, decree or order (including approval of a property settlement agreement) made pursuant to a state domestic relations law (including community property law) that relates to the provision of child support, alimony payments or marital property rights to a spouse, former spouse, child or other dependent of a Participant (“Alternate Payee”) and which:

(a)                                 creates or recognizes the existence of an Alternate Payee’s right to, or assigns to an Alternate Payee the right to, receive all or a portion of the benefits payable to a Participant under this Plan; and

(b)                                 specifies (i) the name and last known mailing address (if any) of the Participant and each Alternate Payee covered by the order, (ii) the amount or percentage of the Participant’s Plan benefits to be paid to any Alternate Payee, or the manner in which such amount or percentage is to be determined, and (iii) the number of payments or the period to which the order applies and each Plan to which the order relates; and

(c)                                  does not require the Plan to:

(i)                                     provide any type or form of benefit or any option not otherwise provided under the Plan,

(ii)                                  pay any benefits to any Alternate Payee prior to the earliest of (i) the affected Participant’s termination of employment, (ii) ten years prior to the Participant’s Normal Retirement Date, or (iii) the date permitted for in-service distributions to the Participant under Article 9,

(iii)                               provide increased benefits, or

17-1

(iv)                              pay benefits to an Alternate Payee that are required to be paid to another Alternate Payee under a prior Qualified Domestic Relations Order.

Notwithstanding subsection (ii) above, a Qualified Domestic Relations Order may require the immediate distribution of benefits to an Alternate Payee from a fully-vested account of the Participant even if the Participant himself is not yet entitled to receive any benefit under the Plan.

For the purposes of this Plan, an Alternate Payee who had been married to the Participant may be treated as an existing spouse under Section 8.5(a) or (b) of this Plan with respect to the portion of the Participant’s benefit in which such Alternate Payee has an interest provided that the Qualified Domestic Relations Order provides for such treatment.  However, under no circumstances may the spouse of an Alternate Payee (who is not a Participant hereunder) be treated as such a spouse.

Upon receipt of any judgment, decree or order (including approval of a property settlement agreement) relating to the provision of payment by the Plan to an Alternate Payee pursuant to a state domestic relations law, the Committee shall promptly notify the affected Participant and any Alternate Payee of the receipt of such judgment, decree or order and shall notify the affected Participant and any Alternate Payee of the Committee’s procedure for determining whether or not the judgment, decree or order is a Qualified Domestic Relations Order.

The Committee shall establish a procedure to determine the status of a judgment, decree or order as a Qualified Domestic Relations Order and to administer Plan distributions in accordance with Qualified Domestic Relations Orders.  Such procedure shall be in writing, shall include a provision specifying the notification requirements enumerated in the preceding paragraph, shall permit an Alternate Payee to designate a representative for receipt of communications from the Committee, and shall include such other provisions as the Committee shall determine, including provisions required under regulations promulgated by the Secretary of the Treasury.

During any period in which the issue of whether a judgment, decree or order is a Qualified Domestic Relations Order is being determined (by the Committee, a court of competent jurisdiction or otherwise), the Committee shall segregate in a separate account under the Plan the amount, if any, which would have been payable to the Alternate Payee during such period if the judgment, decree or order had been determined to be a Qualified Domestic Relations Order.  Such segregated account shall not be eligible to receive or be increased by Plan contributions, shall be invested as directed by the Committee, and shall be credited with the gains and debited with the losses and expenses of such investment.

If the judgment, decree or order is determined to be a Qualified Domestic Relations Order within the 18 month period following the receipt by the Committee of the Qualified Domestic Relations Order, then payment from the segregated account shall be made to the appropriate Alternate Payee within a reasonable time after such determination or, at the request of the Alternate Payee with the consent of the Committee or as required by law, maintained in the Plan for later distribution.  If such a segregated account is to be maintained in the Plan, the

17-2

Committee may in its discretion permit or require the Alternate Payee to make all investment decisions with respect to the account.

If it is determined that the judgment decree or order was not a Qualified Domestic Relations Order or if no determination is made either way within the 18-month period, the segregated account shall be returned to the Participant’s accounts under the Plan and shall be paid at the time and the manner provided under the Plan as if no order, judgment or decree had been received by the Committee.

If distributions are made from a Participant’s accounts pursuant to the requirements of a Qualified Domestic Relations Order prior to his termination of employment and prior to the date the Participant is 100% vested in his accounts, the Participant’s vested interest in his accounts shall not become greater due to the prior distribution(s) made pursuant to the Qualified Domestic Relations Order.

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ARTICLE 18

MISCELLANEOUS PROVISIONS

18.1                        Plan Does Not Alter Company-Employee Relationship.  The adoption and maintenance of the Plan and trust shall not be deemed to be a contract between the Company and any Employee.  Nothing herein contained shall be deemed to give to any Employee the right to be retained in the employ of the Company or to interfere with the right of the Company to discharge any Employee at any time.

18.2                        All Payments From Fund.  All benefits payable under the Plan shall be paid or provided for solely from the Fund, and the Company assumes no liability or responsibility therefor except as required by law.

18.3                        Lost Participants.  If reasonable efforts to locate a lost Participant (or Beneficiary) are unsuccessful, and provided the vested balance in the Participant’s (or Beneficiary’s) accounts is not more than $5,000.00 and the Plan Administrator has been unable to locate the Participant for at least a period of twelve (12) months, the lost Participant’s (or Beneficiary’s) accounts may be treated as forfeited.  Notwithstanding the foregoing, if a claim is subsequently made by such Participant (or Beneficiary) with respect to the vested balance, such balance shall be restored by the Plan, as required under Treasury Regulations Section 1.411(a)-4(b)(6).  Nothing herein shall be construed as limiting the Plan’s ability to address the vested benefit payable to a lost Participant (or Beneficiary) to the method described herein.

18.4                        Construction.  The provisions of this Plan shall be construed and enforced according to the laws of the state of Hawaii.  However, it is the intent of the Company that this Plan be a qualified employee benefit plan under the provisions of the Code and ERISA, and any ambiguities in construction shall be interpreted in order to effectuate such intent.

18.5                        Headings for Convenience Only.  Headings of the Articles and Sections in this Plan are inserted only for convenience of reference, and are not to be considered in the construction of any provision.

18.6                        Use of Terms.  Whenever appropriate, words used herein in the singular may include the plural, or the plural may be read as singular, and the masculine may include the feminine.

DATED: December 18, 2012

CENTRAL PACIFIC BANK

By	/s/ Patty Foley
Its

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APPENDIX A

PROTECTED BENEFITS FOR

CB BANCSHARES, INC. EMPLOYEE STOCK OWNERSHIP PLAN

This Appendix A governs the accounts transferred to the Central Pacific Bank 401(k) Retirement Savings Plan (the “401(k) Plan”) upon the merger of the CB Bancshares, Inc. Employee Stock Ownership Plan (the “CBBI ESOP”) into the 401(k) Plan effective December 31, 2006.

Section A-1                                 Applicability of Provisions of 401(k) Plan

Upon the merger of the CBBI ESOP into the 401(k) Plan, the provisions of the 401(k) Plan, as modified by this Appendix A, shall apply to and givern the accounts transferred from the CBBI ESOP.

Section A-2                                 CBBI ESOP Account

Effective December 31, 2006, the Trustee shall establish a CBBI ESOP Account, with subaccounts as appropriate, for each participant in the CBBI ESOP immediately prior to the merger.  Immediately after the merger, a Participant’s CBBI ESOP Account shall be equal to the balance of the Participant’s former individual account in the CBBI ESOP immediately before the merger.  Following the merger, a Participant’s CBBI ESOP Account shall be held and invested in accordance with the terms of the 401(k) plan, the trust agreement governing the Fund, and other governing 401(k) Plan documents.  Participants shall be fully vested at all times in their CBBI ESOP Accounts.

Section A-3                                 Distribution Rights

CBBI ESOP Accounts shall have all the same distribution rights that ESOP Company Contribution Accounts have.

Section A-4                                 Definition of Disability

For purposes of the CBBI ESOP Accounts, “Permanent Disability” shall mean the permanent incapacity of a Participant, by reason of physical or mental illness, to perform the Participant’s usual duties for the Company, resulting in termination from service.  Permanent Disability shall be determined by the Administrator in a uniform and nondiscriminatory manner after consideration of such evidence as it may require, which shall include a report of such physician or physicians as it may designate.

A-1

APPENDIX B

PROTECTED BENEFITS FOR

HAWAII HOMELOANS, INC. 401(K) RETIREMENT SAVINGS PLAN

This Appendix B governs the accounts transferred to the Central Pacific Bank 401(k) Retirement Savings Plan (the “401(k) Plan”) upon the merger of the Hawaii HomeLoans, Inc. 401(k) Retirement Savings Plan (the “HHL Plan”) into the 401(k) Plan effective July 26, 2007.

Section B-1                                 Applicability of Provisions of 401(k) Plan

Upon the merger of the HHL Plan into the 401(k) Plan, the provisions of the 401(k) Plan, as modified by this Appendix A, shall apply to and govern the accounts transferred from the HHL Plan.

Section B-2                                 HHL Plan Account

Effective July 26, 2007, the Trustee shall establish an HHL Plan Account, with subaccounts as appropriate, for each participant in the HHL Plan immediately prior to the merger.  Immediately after the merger, a Participant’s HHL Plan Account shall be equal to the balance of the Participant’s former individual account in the HHL Plan immediately before the merger.  Following the merger, a Participant’s HHL Plan Account shall be held and invested in accordance with the terms of the 401(k) Plan, the trust agreement governing the Fund, and other governing 401(k) Plan documents.  Participants shall be fully vested at all times in their HHL Plan Accounts.

Section B-3                                 Distribution Rights

HHL Plan Accounts shall have all the same distribution rights that Participant Rollover Accounts have.

Section B-4                                 Definition of Normal Retirement Date

For purposes of the HHL Plan Accounts, “Normal Retirement Date” shall mean the first day of the month coinciding with or next following the date on which the Participant attains age 59½.

B-1

CENTRAL PACIFIC BANK

401(k) RETIREMENT SAVINGS PLAN (003)

AMENDMENTS DATED:

May 15, 2013 (compliance with EGTRRA)

November 27, 2013 (to provide Roth deferrals)

November 27, 2013 (amendments to Sections 3.2, 3.4, 7.1, 8.2 and 9.2)

UNANIMOUS WRITTEN CONSENT OF THE
CENTRAL PACIFIC FINANCIAL CORP.
RETIREMENT PLANS ADMINISTRATIVE COMMITTEE

The undersigned, constituting the entire Retirement Plans Administrative Committee of Central Pacific Financial Corp. (the “Committee”), do hereby consent to and adopt the following resolution in writing in lieu of a meeting:

WHEREAS, the Company amended and restated the Central Pacific Bank 401(k) Retirement Savings Plan (003) (the “Plan”), which was originally effective November 1, 1985, to comply with the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”) effective January 1, 2002;

WHEREAS, the Company requested a determination letter from the Internal Revenue Service (the “IRS”) approving the qualified status of the Plan with respect to the EGTRRA restatement;

WHEREAS, the IRS has identified certain technical amendments to be made to the Plan in order for the Plan to be qualified under Section 401(a) of the Internal Revenue Code.

NOW, THEREFORE, BE IT UNANIMOUSLY:

RESOLVED, that effective as of January 1, 2002 (or such other date as provided in the attached), the Plan is hereby amended as attached hereto to conform to the technical amendments required by the IRS;

RESOLVED, FURTHER, that this instrument may be executed in counterparts and delivered by the use of facsimile or electronically transmitted signatures, each of which shall be an original, but which together constitute one and the same instrument; and

RESOLVED, FURTHER, that this Consent shall be filed with the minutes of the Retirement Plans Administrative Committee meetings and shall have the same effect as a unanimous vote of the members of such Committee.

DATED:  May 15, 2013.

/s/ Patricia L. Foley	/s/ Denis K. Isono
Patricia L. Foley	Denis K. Isono

/s/ David S. Morimoto	/s/ Reid A. Gushiken
David S. Morimoto	Reid A. Gushiken

/s/ Russell Y. M. Young
Russell Y. M. Young

1.                                      Section 1.24 of the Plan is amended to read as follows:

1.24                        “STOCK” or “COMPANY STOCK” shall mean shares of any class of stock, common or preferred, voting or nonvoting, which are authorized by the Company.  Notwithstanding the foregoing, for purposes of the portion of the Plan attributable to the ESOP, “Stock” or “Company Stock” shall mean common stock issued by the Company (or by a corporation which is a member of the same controlled group) which is readily tradable on an established securities market.  However, in the case of a financed purchase of Company Stock as described in Section 6.4 which comes within the definition of a loan as described in Section 4975(d)(3) of the Code, it shall mean either (a) common stock issued by the Company having a combination of voting power and dividend rights at least equal to (i) that class of common stock of the Company having the greatest voting power, and (ii) that class of stock of the Company having the greatest dividend rights or (2) noncallable preferred stock which is convertible at any time into such common stock, provided that (i) the conversion price is reasonable as of the date of acquisition by the Plan and (ii) the preferred stock will be treated as noncallable if after the call there will be a reasonable opportunity to convert the preferred stock into said common stock.  The receipt or distribution of fractional shares of Company Stock is permitted but not required by this Plan.

2.                                      Section 6.1 of the Plan is amended in its entirety to read as follows:

6.1                               Permissible Investments.  The assets of the Plan may be invested in any manner consonant with law, including investment in deferred annuity contracts and in deposits with the Trustee if such Trustee is a bank or similar financial institution supervised by the United States or by a state.  Up to 100% of the assets in the Plan’s accounts may be invested in qualifying employer real property and/or qualifying employer securities, as those terms are defined in ERISA; provided, however, that Elective Deferrals made with respect to Plan Years beginning after December 31, 1998, and the gains thereon shall not be invested in qualifying employer securities unless the Participant who made the deferral (or, after his death, his Beneficiary) so elects.  The Committee shall direct the Trustee with regard to the voting of all employer securities held in trust. If and to the extent permitted under Article 13, the Plan may purchase an insurance policy or policies on the life of a Participant from such Participant for the lesser of each such policy’s cash surrender value or the current value of the Participant’s Plan accounts.

Notwithstanding the previous paragraph, the portion of the Plan attributable to ESOP Company Contributions is intended to be an employee stock ownership plan within the meaning of Code Section 4975(e)(7) and is designed to invest primarily in Company Stock.  Nevertheless, the assets of the Plan may be invested in any manner consonant with law, including investment and reinvestment in insurance policies and deferred annuity contracts on the lives of Participants and in deposits with the Trustee if such Trustee is a bank or similar financial institution supervised by the United States or by a state.  Up to 100% of the assets allocated or allocable to the ESOP Company Contribution accounts may be invested in Company Stock.  Company Stock may be purchased on behalf of the Plan from the Company itself or from any other source, and such Stock may be outstanding, newly issued or treasury shares at the time of purchase.  The Plan may enter into binding contracts with the stockholders of the Company to purchase their shares.  The Plan may also sell Company Stock to the Company or exchange it for other securities which qualify as Company Stock hereunder.  All such purchases and sales shall be made at fair market value determined as of the last annual valuation date (or, if the seller is a disqualified person within the meaning of Section 4975 of the Code, as of the date of purchase).  Cash in the fund (to the extent such cash does not constitute proceeds from an exempt loan under section 6.4) may, at the Committee’s discretion, be invested in key man life insurance policies on the lives of stockholders of the Company.

3.                                      Subsection 6.4(h) of the Plan is amended to read as follows:

(h)                                 The loan shall be repaid only from the contributions and earnings described in subsection (g) above for the current and prior years, less all repayments in prior years; and provided further that such contributions and earnings shall be accounted for separately in the books of account of the Plan until the loan is repaid.

4.                                      Subsection 6.4(j) of the Plan is amended to read as follows:

(j)                                    The amount transferred to the lender upon default must not exceed the amount of the default. If the lender is a disqualified person, upon default, Plan assets shall be transferred only upon and to the extent of the failure of the Plan to meet the payment schedule of the loan.

5.                                      The last sentence of Subsection 6.4(k) is amended to read as follows:

Released shares (and the income thereon not used to repay the loan) shall be allocated (in shares of stock or other non-monetary units representing the Participants’ interest in such shares) to the accounts of the Participants in the same manner as Company contributions under Section 7.2.

6.                                      Section 7.1 is amended in its entirety to read as follows:

7.1                               Allocation of Contributions.

(a)                                 Profit-sharing contributions for each Plan Year shall be allocated among the profit-sharing accounts of the Eligible Participants in the proportion that each Eligible Participant’s Compensation for the Plan Year bears to the total Compensation of all Eligible Participants for the Plan Year.  Notwithstanding the foregoing and the vesting provisions set forth in Article 8, the Committee, if necessary to prevent discrimination under any of the tests set forth in Article 3, may in its discretion (to the extent and under the procedures set forth in Article 3) (i) decrease or eliminate the allocation to one or more Highly Compensated Eligible Participants, (ii) increase the allocation to one or more non-Highly Compensated Eligible Participants, and/or (iii) provide that some or all of the allocation to non-Highly Compensated Eligible Participants (and the earnings thereon) shall be fully vested and nonforfeitable.

(b)                                 The Elective Deferrals for each Plan Year shall be allocated among the elective accounts of the Eligible Participants who made them as described in Section 3.1.

(c)                                  The matching contributions for each Plan Year shall be allocated among the matching accounts of the Eligible Participants as provided in Section 3.2.

(d)                                 ESOP Company Contributions for each Plan Year shall be allocated among the accounts of the Eligible Participants in the proportion that each Eligible Participant’s total Compensation bears to the total Compensation of all Eligible Participants.

Company Stock (or assets attributable thereto) purchased from a stockholder who elects nonrecognition of gain under Section 1042 of the Code shall not be allocated during the period beginning on the date of purchase and ending on the later of the 10th anniversary of the date of purchase or the date of the plan allocation attributable to the final payment of acquisition indebtedness incurred in connection with the purchase to the accounts of (i) the selling stockholder, (ii) any person related to the selling stockholder under Section 267(b) of the Code, or (iii) any other person who owns, directly or by attribution under Section 318(a) of the Code, more than 25% in value of any class of issued and outstanding Company securities; and the Plan shall therefore allocate other assets to such excluded accounts to the extent available in order to provide them with their proportionate share of overall earnings.  For the purposes of clause (iii) above, securities held in the Plan shall be counted as issued and outstanding, and any of those securities allocated to the Plan account of the Participant (or of any person whose stock is attributed to the Participant) shall be counted as owned by the Participant.

(e)                                  The Trustee shall establish one or more accounts to reflect the balance of each Participant’s account transferred from the CBBI Plan.

7.                                      Subsection 7.3(c) is amended by adding the following sentence at the end thereof:

Corrections for failures shall be completed in accordance with the applicable terms of the Employee Plans Compliance Resolution System (“EPCRS”) program, as described in Rev. Proc. 2008-50 or any superseding guidance.

8.                                      Section 8.2 is amended by adding the following paragraph to the end of such Section.

Where there is any Company Stock in a Participant’s account which was acquired in a financed purchase as described in Section 6.4 and a portion of such account is to be forfeited, the following rules shall apply to the Company Stock which was acquired in the financed purchase:  (i) any forfeiture of Company Stock will come first from Company Stock which was not acquired in such a financed purchase, to the extent thereof, and the balance of the forfeiture will come from Company Stock which was acquired in such a financed purchase; and (ii) if more than one class of Company Stock acquired in a financed purchase has been allocated to the account, any forfeiture of such Company Stock shall be in equal proportions from each such class.

9.                                      Section 8.4 of the Plan is amended by adding the following paragraph at the end of such Section:

If Company Stock acquired with the proceeds of an exempt loan (under Section 6.4) available for distribution consists of more than one class, a distributee must receive substantially the same proportion of each such class.

10.                               Section 10.2 of the Plan is amended in its entirety to read as follows:

10.2                        Option to Purchase Distributed Stock.  A Participant who has received Company Stock distributed under this Plan may sell or otherwise dispose of such Stock or any portion thereof to any person if permitted by law; provided, however, that (if such Stock is not then publicly traded) such Participant shall give 30 days prior written notice of such sale or disposition to the Committee.  Upon receipt of such notice, the Plan and the Company shall each have the right, privilege and option to purchase from the Participant all or any portion or such Stock by so notifying the Participant within 14 days after the Committee’s receipt of the notice.  If the Plan and the Company fail to exercise their options as to all or a portion of such Stock, the stockholder may sell or dispose of it as he chooses; provided, however, that if such sale or disposition does not occur within 6 months of the Committee’s receipt of the notice, then the stockholder must renew the notice and give the Plan and the Company another option to purchase the Stock as provided herein.

Transfer by a Participant of distributed Stock to his account in a trust qualified under Sections 401(a) and 501(a) of the Code shall not constitute a sale or other disposition within the meaning of this Section.

11.                               Section 10.3 of the Plan is amended in its entirety to read as follows:

10.3                        Option Price and Terms.  The price of each share of Company Stock sold under the options described in this Article shall be the fair market value of such share determined in accordance with this Plan as of the valuation date coinciding with or next preceding the date on which the stock is transferred to the purchasing party.  If the Company repurchases Company Stock under this Article 9 and such stock was distributed to the Participant as part of a total distribution (for purposes of Code Section 409(h)(5)), the terms shall be payment in 5 substantially equal annual installments of principal and interest (at two percentage points above the prime rate) beginning with the first such installment within 30 days after exercise of the option, and the payment obligation shall be secured by a pledge of the Company Stock sold.  If the Company repurchases Company Stock under this Article 9 and such stock was not distributed to the Participant as part of a total distribution, payment shall be made not later than 30 days after the exercise of the put option under Section 10.1.

UNANIMOUS WRITTEN CONSENT OF THE
CENTRAL PACIFIC FINANCIAL CORP.
RETIREMENT PLANS ADMINISTRATIVE COMMITTEE

The undersigned, constituting the entire Retirement Plans Administrative Committee of Central Pacific Financial Corp., do hereby consent to and adopt the following resolution in writing in lieu of a meeting:

RESOLUTION

RESOLVED, that effective November 1, 2013, the Central Pacific Bank 401(k) Retirement Savings Plan (003) (the “Plan”) is hereby amended, as attached hereto, to provide for Roth 401(k) deferrals and to allow for Roth conversions within the Plan.  These amendments shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of these amendments.

Dated: November 27, 2013

/s/ Patricia L. Foley
Patricia L. Foley

/s/ Denis K. Isono
Denis K. Isono

/s/ David S. Morimoto
David S. Morimoto

/s/ Dayna N. Matsumoto
Dayna N. Matsumoto

/s/ Russell Y. M. Young
Russell Y. M. Young

1.                                      Section 3.1 is amended in its entirety to read as follows:

3.1                               Elective Deferrals.  An Eligible Participant may voluntarily elect to have the Company deduct from his wages and pay into his elective account in the Plan during any Plan Year an amount equal to not less than 1% nor more than 100% of the Eligible Participant’s available Compensation for the Plan Year.  In determining “available Compensation,” provision shall be made for applicable income tax withholding, employment (FICA) taxes, and any other deductions from pay, including but not limited to any deductions for contributions through a cafeteria plan, contributions to a health savings account, or amounts payable to a third party by court order.  All elective deferrals under the Plan are subject to such procedures as the Committee and third-party administrator may adopt and the following rules:

(a)                                 At the time a Participant makes his Elective Deferral election, the Participant shall designate such Elective Deferrals as either Pre-Tax Elective Deferrals, Roth Elective Deferrals, or any combination of Pre-Tax Elective Deferrals and Roth Elective Deferrals that the Participant may designate.  The Participant may change his Elective Deferral election as provided in subsection (d) below.  Notwithstanding anything herein contained to the contrary, the option to designate Roth Elective Deferrals cannot be available for taxable years commencing prior to January 1, 2006.

(b)                                 The amount of Elective Deferrals by a Participant in any calendar year shall not exceed the applicable dollar amount in effect for such calendar year pursuant to Code Section 402(g)(1)(B), as adjusted by the Secretary of the Treasury pursuant to Code Section 402(g)(4).

(c)                                  A Participant may not make Elective Deferrals within 6 months after having taken a hardship withdrawal from his elective account under Article 9 of this Plan or under any comparable provision of any other plan maintained by the Company which accepts Elective Deferrals.

(d)                                 The Committee may in its discretion reduce the permissible Elective Deferrals of any Participant or group of Participants if such Elective Deferrals when combined with all other Company contributions for that Plan Year would generate (i) allocations in excess of the limits set forth in Section 7.3, (ii) contributions in excess of the limits set forth in Section 3.3, (iii) discrimination under the tests set forth in Section 3.5, or (iv) Elective Deferrals in excess of the limits set forth in Section 3.6.  Reductions designed to correct excesses under Subsections (i) or (iv) of this paragraph shall be made in the Elective Deferrals of those Participants who have exceeded the limits; reductions designed to correct discrimination under Subsection (iii) shall be made by the “leveling” of Elective Deferrals of Highly Compensated Eligible Participants as described in Section 3.6; and reductions designed to correct excesses under Subsection (ii) shall be made by the “leveling” of Elective Deferrals of Highly Compensated Eligible Participants and, if the excesses still exist after all such Elective Deferrals have been eliminated, by the leveling of Elective Deferrals of all other Eligible Participants.

No Participant shall be permitted to have Elective Deferrals made under the Plan, or any other qualified plan maintained by the Company during any taxable year, in excess of the dollar limitation contained in Code Section 402(g) in effect for such taxable year, except to the extent permitted in this Section 3.1 and Code Section 414(v), if applicable.

The Participant’s initial election under this Section 3.1 shall be effective when filed in writing with the Committee (subject to such prior notice requirement as the Committee may impose) and shall continue until a change is filed in a manner prescribed by the Committee.  Any change shall be effective as of the first day of the Plan Year following filing or such earlier date as the Committee may permit, although a Participant may cease Elective Deferrals altogether at any time.  It is intended that this option constitute a cash-or-deferred arrangement qualified under Section 401(k) of the Code.  Elective Deferrals (and any qualified Company contributions taken into account in satisfying the Actual Deferral Percentage Test under Section 3.11) and the gains, losses, withdrawals and other credits or charges with respect thereto shall be separately accounted for under this Plan.

All Participants who are eligible to make Elective Deferrals under the Plan and who have attained age 50 before end of such Participant’s taxable year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Code Section 414(v).  Such catch-up contributions shall not be taken in to account for purposes of the provisions of the Plan implementing the required limitations of Code Sections 402(g) and 415.  The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Sections 401(a)(4), 401(k)(3), 401(k)(11), 401(k)(12), 410(b) or 416, as applicable, by reason of the making of such catch-up contributions.

(e)                                  Participants transferring from the CBBI Plan who had deferral elections in effect under the CBBI Plan for the last payroll period in 2004 shall be enrolled automatically in this Plan as of the first payroll period in 2005 with the same percentage of elective deferrals that were in effect under the CBBI Plan for the last payroll period in 2004.

2.                                      Section 3.6 is amended in its entirety to read as follows:

3.6                               Excess Deferrals.  If a Participant has an Excess Deferral for a calendar year and notifies the Committee in writing by March 1 following that calendar year that some or all of such Excess Deferral has been allocated to the contribution made on his behalf under Section 3.1 in accordance with Section 402(g) of the Code, such allocated amount and the gains thereon shall be distributed to the Participant by April 15 following the calendar year in which the Deferrals were made.  Amounts contributed under Section 3.1 but subsequently distributed under this Section shall not be treated as allocations under Section 7.3 (although they shall, if made by Highly Compensated Eligible Participants, be considered contributions under Section 3.5).  If Elective Deferrals do not constitute Excess Deferrals as defined herein but nevertheless exceed some other limitation contained in this Article 3 or in Section 7.3, such excess and the gains thereon shall be distributed to the Participants within 12 months after the end of the Plan Year for which they were made.  Distributions of Elective Deferrals pursuant to this Section 3.6 shall be made from either Pre-Tax Elective Deferrals, Roth Elective Deferrals, or any combination of Pre-Tax Elective Deferrals and Roth Elective Deferrals, pursuant to procedures established by the Committee.

In determining which Participants must receive distributions and in what amounts in order to correct a failure to satisfy the Actual Deferral Percentage Test contained in Section 3.5(a), the Committee shall use the following “leveling” technique:

First, determine how much the deferral ratio (calculated in accordance with Section 3.11(a)) of the Highly Compensated Eligible Participant (“HCEP”) with the highest deferral ratio would have to be reduced to satisfy the Actual Deferral Percentage Test or cause such ratio to equal the deferral ratio of the HCEP with the next highest deferral ratio.  Repeat this process until the Actual Deferral Percentage Test is satisfied.  The amount of excess deferrals is equal to the sum of these hypothetical reductions multiplied, in each case, by the HCEP’s Statutory Compensation.  Second, distribute this excess by making a sufficient distribution to the HCEP with the largest amount of deferral taken into account in calculating the Actual Deferral Percentage Test for the Plan Year in which the excess arose to bring his contribution down to the level of the HCEP with the next largest deferral, then make a sufficient distribution to both such HCEP’s to bring their deferrals down to the level of the deferral of the HCEP with the third largest deferral, and so on until the excess has been completely distributed.

The amount of an HCEP’s excess deferral that may be distributed to him hereunder for his taxable year is reduced by any excess contributions previously distributed to him under Section 3.7 for the Plan Year beginning with or within that taxable year.

Matching contributions based on Elective Deferrals distributed under this Section shall be treated as overcontributions under Section 3.7.

3.                                      Section 3.11 is amended in its entirety to read as follows:

3.11                        Special Definitions for Cash-Or-Deferred Arrangements.  As used in this Plan, the following terms shall have the meanings hereinafter set forth:

(a)                                 “Actual Deferral Percentage” with respect to any group of Eligible Participants shall mean the average of the ratios (calculated separately for each Participant in the group) of the amount of Elective Deferrals for a Plan Year over such Participants’ Statutory Compensation for that Plan Year (rounded to the nearest one hundredth of one percent of Statutory Compensation).  The Committee may in its discretion elect to treat Company matching and/or profit-sharing contributions as Elective Deferrals in a Plan Year for the purpose of calculating the Actual Deferral Percentage hereunder, but only if such contributions (i) are allocated to Participant accounts as of a date within that Plan Year, (ii) are contributed within the deadlines described in Section 3.4 for contributions made for that Plan Year, (iii) are subject to all of the distribution restrictions applied by law to Elective Deferrals, (iv) are fully vested when made, without regard to the Participants’ age or service and without regard to whether the contributions are actually treated as Elective Deferrals hereunder, and (v) otherwise satisfy all of the rules specified in Section 1.401(k)-2(a)(6) of the Treasury Regulations.

(b)                                 “Actual Contribution Percentage” with respect to any group of Eligible Participants shall mean the average of the ratios (calculated separately for each Participant in the group) of the amount of matching and employee contributions actually paid to the Plan on behalf of such Participants for the Plan Year over such Participants’ Statutory Compensation for that Plan Year (rounded to not greater than the nearest one hundredth of one percent of Statutory Compensation); provided, however, that matching contributions included by the Committee in the “Actual Deferral Percentage” under (a) above shall not be included in the “Actual Contribution Percentage” hereunder.

(c)                                  “Elective Deferral” shall mean employer contributions on the Employee’s behalf (whether by the Company or by any other employer) pursuant to a salary reduction or other elective arrangement under Code Sections 401(k)(2) (cash-or-deferred plans), 402(h)(1)(B) and 408(k)(6) (simplified employee pensions), 403(b) (tax-deferred annuities), 408(p) (simple retirement accounts), and 501(c)(18) (tax-exempt pension trusts).  Elective Deferrals are not employee contributions as that term is used in this Plan.

(d)                                 “Excess Deferral” shall mean aggregate Elective Deferrals on a Participant’s behalf in a calendar year in excess of the applicable dollar amount in effect for such calendar year pursuant to Section 402(g)(1)(B) of the Code, as adjusted by the Secretary of the Treasury pursuant to Section 402(g)(4) of the Code.  For this purpose, an Elective Deferral is deemed to have been made in a calendar year if it would, but for the deferral, have been included in the Participant’s taxable income for that calendar year.

(e)                                  “Highly Compensated Eligible Participant” shall mean a Highly Compensated Employee who is participating in the Plan.

(f)                                   “Net Income” shall mean total earnings and appreciation (realized or unrealized) allocable to the accounts, including without limitation interest, dividends, rent, royalties, gain from the sale of property, and appreciation in the value of stock, bonds, annuities, life insurance contracts and other properties, reduced (but not below zero) by the total losses, expenses and costs (realized or unrealized) chargeable or allocable to the accounts, including without limitation administrative costs, loss on the sale of property, and decline in the value of stock, bonds and other properties.

(g)                                  “Pre-Tax Elective Deferral” shall mean an election made by a Participant pursuant to Section 3.1 hereof to have the Company deduct money from such Participant’s wages on a pre-tax basis in accordance with Sections 401(k), 402(e)(3), and 402(g) of the Code.

(h)                                 “Roth Elective Deferral” shall mean an election made by a Participant pursuant to Section 3.1 hereof to have the Company make a Designated Roth Contribution, which term shall mean any elective deferral which is excludible from the gross income of a Participant and that the Participant designates as not being excludible from gross income, as provided in Section 402A(c)(1) of the Code, on the Participant’s behalf.

4.                                      Section 7.1 is amended in its entirety to read as follows:

7.1                               Allocation of Contributions.

(a)                                 Profit-sharing contributions for each Plan Year shall be allocated among the profit-sharing accounts of the Eligible Participants in the proportion that each Eligible Participant’s Compensation for the Plan Year bears to the total Compensation of all Eligible Participants for the Plan Year.  Notwithstanding the foregoing and the vesting provisions set forth in Article 8, the Committee, if necessary to prevent discrimination under any of the tests set forth in Article 3, may in its discretion (to the extent and under the procedures set forth in Article 3) (i) decrease or eliminate the allocation to one or more Highly Compensated Eligible Participants, (ii) increase the allocation to one or more non-Highly Compensated Eligible Participants, and/or (iii) provide that some or all of the allocation to non-Highly Compensated Eligible Participants (and the earnings thereon) shall be fully vested and nonforfeitable.

(b)                                 The Pre-Tax Elective Deferrals for each Plan Year shall be allocated among the Pre-Tax Elective Deferral accounts of the Eligible Participants who made them as described in Section 3.1.

(c)                                  The Roth Elective Deferrals for each Plan Year shall be allocated among the Roth Elective Deferral accounts of the Eligible Participants who made them as described in Section 3.1.

(d)                                 The matching contributions for each Plan Year shall be allocated among the matching accounts of the Eligible Participants as provided in Section 3.2.

(e)                                  ESOP Company Contributions for each Plan Year shall be allocated among the accounts of the Eligible Participants in the proportion that each Eligible Participant’s total Compensation bears to the total Compensation of all Eligible Participants.

Company Stock (or assets attributable thereto) purchased from a stockholder who elects nonrecognition of gain under Section 1042 of the Code shall not be allocated during the period beginning on the date of purchase and ending on the later of the 10th anniversary of the date of purchase or the date of the plan allocation attributable to the final payment of acquisition indebtedness incurred in connection with the purchase to the accounts of (i) the selling stockholder, (ii) any person related to the selling stockholder under Section 267(b) of the Code, or (iii) any other person who owns, directly or by attribution under Section 318(a) of the Code, more than 25% of any class of outstanding Company securities (or of any corporation which is a member of the same controlled group of corporations as the Company, or more than 25% in value of any class of issued and outstanding Company securities; and the Plan shall therefore allocate other assets to such excluded accounts to the extent available in order to provide them with their proportionate share of overall earnings.  For the purposes of clause (iii) above, securities held in the Plan shall be counted as issued and outstanding, and any of those securities allocated to the Plan account of the Participant (or of any person whose stock is attributed to the Participant) shall be counted as owned by the Participant.

If the Company ever elects to be taxed as a Subchapter S corporation, no allocation of Company Stock of an “S” corporation (or other assets in lieu of such Company Stock) may be made to any “Disqualified Person” (within the meaning of Code Section 409(p)(4)) during any “Nonallocation Year” (within the meaning of Code Section 409(p)(3)).  To the extent permitted by law, the Committee may do the following to prevent the occurrence of a Nonallocation Year:  (a) sell Company Stock held in a Participant’s account; (b) distribute Company Stock held in a Participant’s account to that Participant, to the extent such distribution is permissible; or (c) transfer assets in a Participant’s account to a separate portion of the Plan that is not an employee stock ownership plan or to another qualified retirement plan of the Company that is not an ESOP.

(f)                                   The Trustee shall establish one or more accounts to reflect the balance of each Participant’s account transferred from the CBBI Plan.

5.                                      The first paragraph of Section 8.2 is amended to read as follows:

8.2                               Vesting.  A Participant’s pre-tax elective account (containing his Pre-Tax Elective Deferrals and the gains thereon), Roth elective deferral account (containing his Roth Elective Deferrals and the gains thereon), base matching account, rollover account, and employer 3% contribution account (transferred from the CBBI Plan) shall be fully vested and nonforfeitable at all times.  A Participant’s profit-sharing account, ESOP Company Contributions account, excess matching account, and employer discretionary account (transferred from the CBBI Plan) shall become fully vested and nonforfeitable upon his Normal Retirement Date, death or Permanent Disability while still an Employee.  In all other circumstances, the Participant’s profit-sharing account, ESOP Company Contributions account, excess matching account, and employer discretionary account shall be vested according to the following schedule:

6.                                      Section 8.7 is amended in its entirety to read as follows:

8.7                             Rollover of Distribution.

(a)                                 This Section applies to distributions made on or after January 1, 1993.  Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this Section, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.  If a distribution is one to which Code Sections 401(a)(11) and 417 do not apply, such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that (i) the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and (ii) the Participant, after receiving the notice, affirmatively elects a distribution.

(b)                                 Definitions.

(i)                                     Eligible rollover distribution:  An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include:  any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and an in-service hardship distribution from an elective account as described in Code Section 401(k)(2)(B)(i)(IV) received after December 31, 1998.

Effective for Plan Years commencing after December 31, 2001, for purposes of this Section, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income.  However, such portion may be transferred only to an individual retirement account or annuity described in Code Section 408(a) or (b), or to a qualified defined contribution plan described in Code Section 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.  Additionally, for taxable years beginning after December 31, 2006, such portion may also be transferred to an annuity contract described in Code Section 403(b) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.  Notwithstanding the foregoing, for purposes of this Section, any amount that is distributed on account of hardship shall not be an eligible rollover distribution and the distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement plan.

(ii)                                  Eligible retirement plan:  An eligible retirement plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), a qualified trust described in Code Section 401(a) that accepts the distributee’s eligible rollover distribution.  Effective for Plan Years commencing after December 31, 2001, an eligible retirement plan also includes an annuity contract described in Code Section 403(b), or an eligible plan under Code Section 457(b) maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state, and which agrees to separately account for amounts transferred into such plan from this Plan.  Effective for Plan Years commencing on or after December 31, 2007, an eligible retirement plan also includes an individual retirement account described in Code Section 408A(b).  In regards to an eligible rollover distribution of after-tax employee contributions, a qualified trust described in Code Section 401(a) or an annuity contract described in Code Section 403(b) that agrees to separately account for amounts so transferred (and earnings thereon) shall be an eligible retirement plan.  Effective for distributions after December 31, 2006, an individual retirement account established on behalf of a non-spouse Beneficiary, who is a designated Beneficiary within the meaning of Code Section 401(a)(9)(E), that will be treated as an inherited individual retirement account pursuant to Code Section 402(c)(11) shall also be an eligible retirement plan.  Effective for eligible rollover distributions from an account that is not a designated Roth account in this Plan made after September 27, 2010 and after the Plan allows for Roth Elective Deferrals, and as described in Code Section 402A(c)(4), an eligible retirement plan shall include a designated Roth account maintained under this Plan for the benefit of the distributee who is an employee for purposes of Code Section 402(c)(4), pursuant to IRS Notice 2010-84.

(iii)                               Distributee:  A distributee includes an Employee or former Employee.  In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is an alternate payee under a Qualified Domestic Relations Order, as defined in Code Section 414(p), are distributees with regard to the interest of the spouse or former spouse.  Effective January 1, 2007, a distributee shall also include a non-spouse Beneficiary who is a designated Beneficiary within the meaning of Code Section 401(a)(9)(E).

(iv)                              Direct rollover:  A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

(v)                                 Any distribution made to a non-spouse Beneficiary pursuant to this Section 8.7 shall be made in accordance with Notice 2007-7 and any superseding guidance.

(c)                                  Notwithstanding anything herein contained to the contrary, rollover distributions that are made pursuant to this Section 8.7 from the Roth Elective Deferral account of a Participant may only be paid to either another qualified trust described in Section 401(a) of the Code that accepts Designated Roth Contributions, as defined in Section 402A(c)(1) of the Code, or an individual retirement account or annuity described in Section 408A of the Code.

7.                                      Section 9.1 is amended in its entirety to read as follows:

9.1                               Elective Deferrals.  Upon written application from a Participant prior to the severance of his employment with the Company, the Committee may make an in-service distribution to the Participant from his Pre-Tax Elective Deferral and Roth Elective Deferral accounts, but only upon:

(a)                                 Termination of the Plan if the Company does not maintain (or within 12 months of the distribution adopt) another qualified defined contribution plan;

(b)                                 A showing that the Participant has attained age 59½; or

(c)                                  A showing by the Participant that he has an immediate and heavy financial need for the distribution in order to pay for (1) expenses for (or necessary to obtain) medical care (as described in Code Section 213(d)) for the Participant, the Participant’s spouse, dependents, or, effective for distributions occurring on or after August 17, 2006, primary Beneficiary, (2) costs directly related to the acquisition of the Participant’s principal residence (excluding mortgage payments), (3) tuition, related educational fees or room and board expenses for the next 12 months of post-secondary education for the Participant, his spouse, children, dependents, or, effective for distributions occurring on or after August 17, 2006, primary Beneficiary, (4) payments necessary to prevent the eviction of the Participant from the Participant’s principal residence or the foreclosure of a mortgage thereon, (5) effective for Plan Years commencing after December 31, 2005, payments for burial or funeral expenses for the Participant, the Participant’s spouse, children, dependents, or, effective for distributions occurring on or after August 17, 2006, primary Beneficiary, or (6) effective for Plan Years commencing after December 31, 2005, expenses to repair damages to the Participant’s principal residence that would qualify for a casualty loss deduction under Code Section 165; and that the distribution is necessary to satisfy that need.  The distribution will be deemed necessary only if (i) it does not exceed the amount of the need (plus the amount of any federal, state and local taxes and penalties on the distribution itself), (ii) the Participant has exhausted all other distributions and nontaxable loans available under this Plan and all other plans maintained by the Company or a Related Company, and (iii) this Plan and all other plans maintained by the Company or a Related Company suspend Elective Deferrals and employee contributions by the Participant for at least 6 months after his receipt of a hardship withdrawal hereunder.  A hardship distribution may not include gains allocated to the elective account.  For purposes of this paragraph (c), a Participant’s primary Beneficiary is an individual who the Participant names as a Beneficiary and who has an unconditional right to all or a portion of the Participant’s account balance under the Plan upon the Participant’s death.

Distributions under (a) above may only be made in a single lump sum payment of the Participant’s entire account balance.

Distributions under (b) or (c) above may be made from either the Participant’s Pre-Tax Elective Deferral account, Roth Elective Deferral Account, or any combination of both Elective Deferral accounts.  The Participant shall elect the source of the distributions pursuant to procedures established by the Committee.

8.                                      Article 15 is amended in its entirety to read as follows:

TRANSFER FROM QUALIFIED PLANS
OR INDIVIDUAL RETIREMENT ACCOUNTS

Any Participant may, with the consent of the Committee, transfer into the Fund any money or property maintained in any of the following, as permitted by law:

(a)                                 a qualified plan described in Code Section 401(a) or 403(a), including Designated Roth Contributions (as defined in Section 402A(c)(1) of the Code) but excluding after-tax employee contributions;

(b)                                 a qualified plan described in Code Section 401(a) or 403(a), including Designated Roth Contributions (as defined in Section 402A(c)(1) of the Code) and after-tax employee contributions;

(c)                                  an annuity contract described in Code Section 403(b), including Designated Roth Contributions (as defined in Section 402A(c)(1) of the Code) but excluding after-tax employee contributions;

(d)                                 an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state; or

(e)                                  an individual retirement account or annuity described in Code Section 408 which is eligible to be rolled over.

Application for such a transfer shall be made by the Participant in writing and shall specifically state that the amount to be transferred is a qualifying rollover contribution under said provisions of the Internal Revenue Code.  If it consents to the transfer, the Committee shall forward the application to the Trustee and direct the Trustee to open and maintain a separate account for such transferred money or property and the earnings and gains thereon, which account shall be at all times fully vested and nonforfeitable.  Such account may be commingled with the general Fund and invested, administered, valued, credited with gains and losses and distributed in the same manner as other Participants’ accounts hereunder (except that the assets of the account may be distributed at any time upon the request of the Participant).

Effective November 1, 2013, a Participant may, with the consent of the Committee and subject to such rules or limitations as the Committee may impose, elect to have the Plan transfer any vested amount (whether or not distributable under the Plan) from any of his Plan accounts maintained for his benefit to a designated Roth account under the Plan maintained for his benefit.

UNANIMOUS WRITTEN CONSENT OF THE
CENTRAL PACIFIC FINANCIAL CORP.
RETIREMENT PLANS ADMINISTRATIVE COMMITTEE

The undersigned, constituting the entire Retirement Plans Administrative Committee of Central Pacific Financial Corp., do hereby consent to and adopt the following resolution in writing in lieu of a meeting:

RESOLUTION

RESOLVED, that effective January 1, 2013, Sections 3.2, 3.4, 7.1, 8.2 and 9.2 of the Central Pacific Bank 401(k) Retirement Savings Plan (003) (the “Plan”) are hereby amended as attached hereto.

Dated: November 27, 2013

/s/ Patricia L. Foley
Patricia L. Foley

/s/ Denis K. Isono
Denis K. Isono

/s/ David S. Morimoto
David S. Morimoto

/s/ Dayna N. Matsumoto
Dayna N. Matsumoto

/s/ Russell Y. M. Young
Russell Y. M. Young

1.                                      A new subsection (d) is added to the end of Section 3.2 as follows:

(d)                                 The Company may make window contributions from its own funds in an amount determined by the Company for any Plan Year; provided, however, that no amount shall be contributed on behalf of an Eligible Participant which exceeds the amount which can be contributed under Section 3.3 and allocated to the Plan accounts of that Participant under Section 7.3 (after payment and allocation of all other contributions under Section 3.1 and Section 3.2(a), (b) and (c)).  Window contributions are amounts which the Company has, by the last day of that Plan Year, committed to pay certain Eligible Participants, as an Employer contribution to this Plan to the extent permitted by law or as a bonus to the extent not so permitted, during the period in which Employer contributions may be made for that Plan Year under Section 3.4, under the terms of an early retirement incentive program or a retention bonus program.

2.                                      Section 3.4 is amended as follows:

3.4                               Payment of Company Contributions.  Company contributions for a Plan Year may be made in one or more installments of cash or property, but the total amount of such contributions to be made for any Plan Year shall be paid to the Trustee on or before the date prescribed by law for filing the federal tax return for the Company’s tax year coinciding with or beginning within such Plan Year (including extensions thereof).  Company contributions shall be credited to the Participants’ accounts as of the last day of the Plan Year or as of such earlier date as the Committee may decide.  Elective Deferrals shall be paid to the Trustee by the earlier of (1) the earliest date the Company can reasonably segregate the Elective Deferrals from its own funds, (2) the 15th business day of the month following the month in which the Company withheld the Elective Deferrals, or (3) such date as may be required by regulations.  Elective Deferrals shall be credited to the Participants’ accounts as of the date on which they are delivered to the Trustee.  Effective January 1, 2006, and in accordance with Section 1.401(k)-1(a)(3)(iii) of the Treasury Regulations, the Company may not contribute Elective Deferrals (or any associated matching contributions) to the Plan prior to the Participant’s 401(k) election and the Participant’s performance of service with respect to which the Elective Deferrals are made.  However, this “prefunding” limitation shall not apply to contributions that are made due to bona fide administrative considerations as provided in the Treasury Regulations.

3.                                      Subsection (e) of Section 7.1 is amended and a new subsection (f) is added to the end of Section 7.1 as follows:

(e)                                  Window Company contributions shall be allocated to the window accounts of those Eligible Participants to whom early retirement incentive or retention bonus commitments have been made in the manner and amounts described in Section 3.2(d).

(f)                                   The Trustee shall establish one or more accounts to reflect the balance of each Participant’s account transferred from the CBBI Plan.

4.                                      The first paragraph of Section 8.2 is amended as follows:

8.2                               Vesting.  A Participant’s elective account, base matching account, rollover account, window account, and employer 3% contribution account (transferred from the CBBI Plan) shall be fully vested and nonforfeitable at all times.  A Participant’s profit-sharing account,

ESOP Company Contributions account, excess matching account, and employer discretionary account (transferred from the CBBI Plan) shall become fully vested and nonforfeitable upon his Normal Retirement Date, death or Permanent Disability while still an Employee.  In all other circumstances, the Participant’s profit-sharing account, ESOP Company Contributions account, excess matching account, and employer discretionary account shall be vested according to the following schedule:

5.                                      Subsection 9.2(b) is amended as follows:

(b)                                 Distributions from a profit-sharing, excess matching or window account may be made upon the occurrence of any of the events listed in Section 9.1.